EXHIBIT 99.1

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                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of this 26th day of May, 1999, by and among LOCAL OKLAHOMA BANK, N.A., a national banking association, and its successors and assigns, with mailing address of 3601 N.W. 63rd, Oklahoma City, Oklahoma 73116 ("Buyer"), and GUTHRIE SAVINGS, INC., an Oklahoma corporation ("GSI") and GUTHRIE FEDERAL SAVINGS BANK, a federally chartered stock savings bank ("Guthrie Bank"). GSI and Guthrie Bank both have the mailing address of 120 North Division Street, Guthrie, Oklahoma 73044-3241, and shall sometimes hereinafter be collectively referred to as the "Sellers." (All of the foregoing shall sometimes hereinafter be collectively referred to herein as the "Parties.")

                                R E C I T A L S:

         a. GSI is an Oklahoma corporation and a publicly-held company which files periodic reports with the Securities and Exchange Commission ("SEC"). GSI is a unitary federal savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA") duly registered with the Office of Thrift Supervision ("OTS") pursuant to applicable laws and regulations by reason of its sole ownership of Guthrie Bank. GSI has authorized capital stock consisting of Three Million (3,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and One Million (1,000,000) shares of serial preferred stock, par value $0.01 per share (the "Preferred Stock"). There are a total of Four Hundred Two Thousand Two Hundred Fifty-Seven (402, 257)
               shares of the Common Stock currently issued and outstanding (hereinafter collectively referred to as the "Shares"). None of the Preferred Stock has ever been issued. GSI has granted qualified stock options to nine (9) individuals to purchase a total of Thirty-Nine Thousand Six Hundred Sixty-One (39,661) shares of its Common Stock for an exercise price of Twelve and 62.5/100 Dollars ($12.625) per share ("First Stock Options"), all of which are currently exercisable. GSI has granted an additional qualified stock option to one (1) other individual to purchase a total of One Thousand Five Hundred Forty-Five (1,545) shares of its Common Stock for an exercise price of Seventeen and No/100 Dollars ($17.00) per share ("Second Stock Option"). The First Stock Options and the Second Stock Option are sometimes hereinafter collectively referred to as the "Stock Options." The Second Stock Option is fully exercisable by the individual holder thereof in the event of the acquisition of control of GSI by another corporation, or the merger of GSI into another corporation with that corporation being the surviving corporation.

         b. Guthrie Bank has authorized capital stock of Three Million (3,000,000) shares of common stock, par value $0.01 per share (the "Guthrie Bank Stock"), and One Million (1,000,000) shares of serial preferred stock, no par value per share. There are a total of One Hundred Thousand (100,000) shares of the Guthrie Bank Stock issued and outstanding. GSI is the owner of all of the issued and outstanding Guthrie Bank Stock. None of the preferred stock of Guthrie Bank


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               has ever been issued.  Guthrie Bank is engaged in the business of operating a federal stock savings bank, subject to the regulation and supervision of the OTS, with its only office in the City of Guthrie, Logan County, Oklahoma.

         c.         Messrs.  KEITH  CAMERER,  WILLIAM  L.  CUNNINGHAM,  JAMES V.
               SEAMANS,   H.  STEPHEN  OCHS  and  ALVIN  R.  POWELL,   JR.  (the
               "Directors") are the individuals who constitute all of the currently elected members of the Board of Directors of GSI and of Guthrie Bank, respectively.

         d. Buyer is engaged in the business of operating a national banking association, subject to the regulation and supervision of the Office of the Comptroller of the Currency ("OCC"), with its principal office in Oklahoma City, Oklahoma, and has Fifty (50) branches at various locations in the State of Oklahoma. Buyer is the wholly-owned subsidiary bank of Local Financial Corporation, a Delaware corporation ("LFC"), a publicly held reporting company whose stock is listed on the American Stock Exchange. LFC is duly registered as a bank holding company under Section 3(a)(1) of the Bank Holding Company Act and is regulated by the Federal Reserve Board ("FRB").

         e. The Parties (including, specifically, the respective Boards of Directors of GSI, Guthrie Bank and the Buyer) consider it advisable and to the benefit of and in the best interests of all of the Parties, including, specifically, all of the Common Stock shareholders of GSI ("GSI Shareholders") that Buyer and GSI participate in and effectuate a share acquisition of all of the Shares and all of the Stock Options by Buyer in accordance with the provisions of Section 1090.1 of the Oklahoma General Corporation Act (18 O.S. 1991,ss.1090.1), as a result of which GSI will become a wholly-owned subsidiary of Buyer (the "Acquisition") upon the terms, for the consideration and subject to the other terms and conditions set forth in this Agreement. GSI will subsequently be dissolved and Guthrie Bank will then, in turn, be merged with and into Buyer, with Buyer to be the surviving bank. The Directors and the Board of Directors of Buyer have, respectively, duly authorized and approved GSI, Guthrie Bank and Buyer entering into and performing this Agreement.

     NOW, THEREFORE, in consideration of the aforementioned Recitals, the premises, of the mutual covenants set forth herein, and of such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by GSI, Guthrie Bank and the Buyer, and in order to consummate the Acquisition and to be legally bound, the Parties hereto do hereby covenant and agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF THE SHARES
                         AND THE STOCK OPTIONS; CLOSING
                         -------------------------------

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                  Section 1.1 Buyer's  Acquisition of All of the Common Stock of
GSI Pursuant to this Agreement and 18 O.S. 1991, ss.1090.1.


                           1.1.1 Subject to the terms and conditions of this Agreement, at the Effective Time (as that term is defined in Section 1.15, below), each share of Common Stock (other than Dissenting Shares of Common Stock, as such term is defined in Section 1.2 below) which is outstanding immediately prior to the Effective Time, shall, by virtue of the consummation of the Acquisition hereunder, and without any further action, be converted into the right to receive a cash payment in the amount set forth below, in this Subsection 1.1.1, pursuant to the provisions of Section 1090.1 of the Oklahoma General Corporation Act and the terms and provisions of this Agreement. The total amount of approximately Nine Million Three Hundred Forty Thousand Sixty-Six and 62/100 Dollars ($9,340,066.62) will be payable on the date upon which the Effective Time occurs (which shall be hereinafter sometimes referred to as the "Closing Date" hereunder) for all of the issued and outstanding Shares and all existing Stock Options ("Purchase Price") as finally determined on the Closing Date in the following manner:

                                    (i) a price of Twenty-Two and 25/100 Dollars
                  ($22.25) per share of issued and outstanding Common Stock, subject to reduction to account for any deduction(s) from the Purchase Price, as provided for in Subsection 1.1.1(iv) below, if applicable;

                                    (ii) a price  of Nine and  62.5/100  Dollars
                  ($9.625) for each share subject to the First Stock Options (which have an exercise price equal to $12.625 per share), to be paid by GSI to the holders of the First Stock Options on or before the Closing Date;

                                    (iii) a price  of Five  and  25/100  Dollars
                  ($5.25) for each share subject to the Second Stock Option (which has an exercise price equal to $17.00 per share), to be paid by GSI to the holder of the Second Stock Option on the Closing Date; and

                                    (iv) an  amount  will be  deducted  from the
                  Purchase Price which is equal to the total amount of any and all cash dividends declared and paid by GSI to the holders of its Common Stock during calendar year 1999, up to and including the Closing Date, as determined on a per share basis by dividing the total amount of any and all cash dividends so declared and paid by the number of issued and outstanding shares of Common Stock receiving such dividends and reducing pro tanto the purchase price to be paid by Buyer for each share of GSI Common Stock pursuant to Subsection 1.1.1(i), above; PROVIDED, HOWEVER, that this provision shall not apply to and there shall be no deduction from the Purchase Price for: (i) the regular semi-annual dividend already declared and paid by GSI to the holders of its Common Stock in March, 1999, and (ii) in


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                  the  event,  and  only  in  the  event,  the  Closing  of  the
                  Acquisition shall not be consummated on or before September 30, 1999 (unless due to the failure of GSI or Guthrie Bank to perform hereunder and/or to fully comply with the terms, conditions and other provisions of this Agreement, to include, without limitation, the obtaining by GSI of the approval of the Acquisition by the vote of a majority of the Shares at a meeting of the GSI Shareholders validly held for that purpose, as required by Section 5.2(ii), below, in this Agreement) to a
                  dividend  to  be   declared   and  paid  by  GSI  to  the  GSI
                  Shareholders, before the Closing Date, in an amount not to exceed one hundred percent (100%) of all earnings (i.e., the net income from the consolidated operations of GSI and Guthrie
                  Bank) realized by GSI from and after September 30, 1999, and up to and until the Closing Date, as determined on a per share basis by dividing the total amount of said earnings from and after September 30, 1999 to the Closing Date, by the total number of issued and outstanding Shares. For this purpose only the net income of GSI, on a consolidated basis, shall be
                  calculated   without   regard   to,  or   deduction   of,  the
                  out-of-pocket expenses incurred by GSI or Guthrie Bank which are solely attributable to this Agreement and the Acquisition contemplated hereunder.

                           1.1.2 In addition to the payment of the Purchase Price, as defined above, the Buyer agrees as additional and material consideration to GSI and Guthrie Bank to assume all of the liabilities of GSI and Guthrie Bank on the Closing Date, including the liquidation account maintained by Guthrie Bank with regard to its conversion from a federal mutual savings bank to a federal stock savings bank.

                           1.1.3 The conversion ratio, i.e. the right to receive cash in exchange for each share of the Common Stock, and for the Stock Options shall be appropriately and proportionately adjusted in the event of any stock dividend on, or stock split or stock combination of, or any other change in the Common Stock based on a record date occurring during the period from the date of this Agreement until immediately before the Effective Time, such that the total amount of the Purchase Price shall not be increased in any event by reason thereof. No adjustment in the Purchase Price will be made for the payment of any cash dividends which GSI is specifically authorized to pay to the holders of its Common Stock during the term of this Agreement pursuant to the provisions of Section 1.1.1(iv), above.

                  Section 1.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock which are outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted such shares in favor of the Acquisition and who shall have delivered to GSI in a timely manner a written demand for appraisal of such shares in accordance with the procedures provided for in the Oklahoma General Corporation Act [18 O.S. 1991 (Supp. 1998), ss.1091] shall not be converted into the consideration provided for under Section 1.1, above, at the Effective Time (the "Dissenting Shares"), but, instead, the holders thereof shall be entitled to the payment of the appraised value of such shares in accordance with the said provisions of the Oklahoma General Corporation Act; provided, however, in the event a shareholder fails to perfect, withdraws, does not comply with


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the procedure  required by the  provisions of the Oklahoma  General  Corporation
Act, or otherwise loses his right to appraisal and payment for his shares of Common Stock, pursuant to the applicable provisions of the Oklahoma General Corporation Act, each such Dissenting Share of Common Stock held by such Dissenting GSI Shareholder shall be converted into and represent only the right to receive the consideration for the share of Common Stock, as specified in
Section 1.1 above, upon surrender of the certificate or certificates so representing the Dissenting Shares of Common Stock.

                  Section 1.3 Effect of the Acquisition. At the Effective Time, Buyer shall become the owner of all of the issued and outstanding capital stock of GSI and GSI shall become a wholly-owned subsidiary corporation of Buyer, all without any further action, corporate or otherwise, on the part of Buyer or GSI, Guthrie Bank, the Directors, or any of the GSI Shareholders. None of the GSI Shareholders shall have any further rights in their respective shares of Common Stock as of the Effective Time and all such shares shall be automatically converted into the right to receive the consideration set forth herein, subject only to the Appraisal Rights accorded to the Dissenting Shares as set forth and described in Section 1.2 above.

                  Section 1.4 Certificates of Incorporation. The Charter or the Articles of Association of the Buyer, as the case may be, and the Certificate of Incorporation of GSI, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended as provided by applicable law. The Charter of Guthrie Bank, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended by applicable law.

                  Section 1.5 By-Laws. The respective By-Laws of the Buyer, of GSI, and of Guthrie Bank, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended or repealed as provided by the By-Laws, the respective Articles of Association, Certificate of Incorporation or Charter and applicable law.

                  Section 1.6 GSI Directors and Officers. Subject to their respective rights under any existing employment agreements by and between Guthrie Bank and any officer of Guthrie Bank, (provided such agreements have been fully disclosed to Buyer as of the date of this Agreement), all directors and officers of GSI and of Guthrie Bank, respectively, shall tender their resignation from all positions held by them as an officer or director of either GSI or Guthrie Bank (but not as an employee) at the Effective Time. New officers and directors of GSI and Guthrie Bank, respectively, shall be designated by Buyer at the Effective Time. The directors and officers of Buyer immediately prior to the Effective Time shall remain as the directors and officers of Buyer after the Effective Time.

                  Section 1.7 Continued Employment of William L. Cunningham; Payment of Termination Fee for Cancellation of His Existing Employment and Severance Agreements.


                           1.7.1 William L. Cunningham ("Cunningham") currently serves as

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         President and Chief Executive Officer of both GSI and Guthrie Bank. The terms and conditions of Cunningham's employment by Guthrie Bank in that capacity are expressly set forth in that certain Amended and Restated Employment Agreement entered into by and between Cunningham and Guthrie Bank dated March 17, 1998 ("Guthrie Bank- Cunningham Employment Agreement"). In addition, Cunningham has made and entered into that certain Change in Control Severance Agreement with GSI dated February 11, 1997 ("Cunningham Severance Agreement"). Buyer is desirous of retaining Cunningham's expertise, knowledge, experience and strong community relationship and ties with regard to the operation of Guthrie Bank for the benefit of Buyer after consummation of the Acquisition. Accordingly, Buyer agrees to employ Cunningham at its Guthrie, Oklahoma branch for a period of not less than twelve (12) months from and after the Closing Date so that he can work with Buyer in smoothing the transition to its new ownership, management and control of Guthrie Bank, both with the existing employees and customers of Guthrie Bank and with the community of Guthrie, Oklahoma. Cunningham shall, during such period of time, be a full-time employee of Buyer working the normal work day required of all of Buyer's employees and performing such specific duties, holding such position(s) and serving as such officer(s) of Buyer, as Buyer's Board of Directors shall specify and direct, in its sole discretion, from and after the Closing Date hereunder, from time to time. During this said twelve (12) month period of employment of Cunningham by Buyer, Buyer shall pay to Cunningham as salary for his said services to Buyer after Closing the sum of Five Thousand and No/100 Dollars ($5,000.00) per month, subject to normal withholding for federal and state income taxes and social security and employment taxes. In addition, Cunningham shall be entitled to receive during this said twelve (12) month period of employment by Buyer all of the same employee benefits provided to the Buyer's other senior management employees by Buyer including, without limitation, the provision of one (1) automobile for Cunningham's use during said employment, all medical coverage, health plans, pension, profit-sharing or other retirement benefits normally provided by Buyer to its senior management employees; provided, however, that Cunningham shall not be entitled to participate in, or be granted any stock options by Buyer, or its parent company, LFC, pursuant to any existing stock option plan of LFC by reason of his employment by Buyer for the twelve (12) months immediately following the Closing Date. Cunningham, as a condition precedent to Buyer being obligated to consummate this Agreement, must
         (i) accept employment by Buyer for the twelve (12) month period of time immediately following the Closing Date upon the foregoing terms and conditions, and in consideration of the payment to him by Buyer of the foregoing salary and benefits; and (ii) execute and enter into an Employment Agreement with Buyer on the Closing Date containing those terms and conditions substantially in the form of that certain Local Oklahoma-Cunningham Employment Agreement, a copy of which is attached hereto as Exhibit 1.7 and by this reference thereto made an integral part hereof ("Local Oklahoma- Cunningham Employment Agreement"). At the end of the twelve (12) month guaranteed period of employment of Cunningham by Buyer pursuant hereto, the Local Oklahoma- Cunningham Employment Agreement shall terminate and Cunningham can continue to be employed thereafter by Buyer, or not, as Buyer then sees fit, on such terms and conditions and in such capacity as Buyer then deems appropriate, in its sole and absolute


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         discretion,  at will. Upon termination of the Local Oklahoma-Cunningham
         Employment Agreement, Cunningham will have no further rights or entitlements and Buyer will have no further obligations to Cunningham with regard to his employment thereafter by Buyer, whether under this Agreement, the Local Oklahoma-Cunningham Employment Agreement, or otherwise.

                           1.7.2 At the same time, Buyer is desirous of cancelling, terminating and fully abrogating the existing Guthrie Bank-Cunningham Employment Agreement and Cunningham Severance Agreement on the Closing Date such that neither of those agreements will be an ongoing obligation or liability of Buyer, GSI or Guthrie Bank, respectively, after consummation of the Acquisition. Accordingly, GSI or Guthrie Bank shall pay to Cunningham on the Closing Date a one-time lump sum payment in the sum of One Hundred Eighty-Seven Thousand Two Hundred and No/100 Dollars ($187,200.00) as payment in full and complete settlement of any and all obligations, liabilities or amounts owing, or that might be owing at any time thereafter, by GSI, Guthrie Bank or Buyer to Cunningham under the Guthrie Bank-Cunningham Employment Agreement or Cunningham Severance Agreement. Cunningham will, as a condition precedent to Buyer's obligation to consummate this Agreement, agree to accept a cash payment to him immediately prior to the Effective Time from either GSI or Guthrie Bank in the sum of One Hundred Eighty-Seven Thousand Two Hundred and No/100 Dollars ($187,200.00) as payment in full and complete satisfaction and discharge of all obligations and liabilities which may be owing to him at Closing, or at any future time, by Buyer, GSI or Guthrie Bank, respectively, under the terms and conditions of the Guthrie Bank-Cunningham Employment Agreement and the Cunningham Severance Agreement. As a condition precedent to being entitled to receive the foregoing payment from GSI or Guthrie Bank at Closing, Cunningham will execute and deliver to GSI, Guthrie Bank and Buyer in exchange therefor a receipt and general release and discharge of all of his rights under the Guthrie Bank-Cunningham Employment Agreement and the Cunningham Severance Agreement, in form and substance mutually acceptable to GSI, Guthrie Bank and Buyer, on the Closing Date.

                           1.8 Retention of GSI's and Guthrie Bank's Outside Directors as Consultants to Buyer Post-Closing. GSI and Guthrie Bank each have three (3) directors who are not officers or employees of GSI or Guthrie Bank, i.e., outside directors, namely Keith Camerer, A.R. Powell, Jr., and Dr. James V. Seamans (collectively, the "Outside Directors"). After consummation of the Acquisition, Buyer is desirous of retaining the services of each of the Outside Directors as a consultant to Buyer in order to assure that they will be a positive influence to promote Buyer's well-being and the growth of its business in the City of Guthrie, Logan County, Oklahoma, and to otherwise assist Buyer in a smooth transition to its new ownership, management and control of Guthrie Bank after Closing, both with the continuing employees and customers of Guthrie Bank and with the community of Guthrie, in general. Each of the Outside Directors is a recognized community leader in Guthrie and Logan County, Oklahoma and will be able to provide valuable consultation to Buyer as to maintaining and expanding its community relationships and marketing its services in the best and most effective way possible to


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         increase  its  presence in Guthrie.  Each of the Outside  Directors  is willing to provide such consulting services to Buyer after the Closing and to provide consultation to Buyer on an ongoing basis thereafter concerning the marketing, community activities and public relations of
         Buyer  in  the  Guthrie,  Oklahoma  area.  Accordingly,   Buyer  hereby
         covenants and agrees to retain each of the Outside Directors to serve as consultants to Buyer for the foregoing purposes for a period of three (3) years after the Closing and agrees to pay each of the Outside Directors therefor an annual consulting fee in the amount of Nine Thousand Six Hundred and No/100 Dollars ($9,600.00) per year, payable quarterly each year for the three (3) years immediately following the Closing Date, so long as such Outside Director continues to provide such consulting to Buyer in accordance with the terms of the Consulting Agreement, as defined below, to be entered into between them. As an express condition precedent to Buyer being obligated to consummate this Agreement, each of the Outside Directors will execute and deliver to the Buyer on the Closing Date a Consulting Agreement, whereby each of the Outside Directors will agree to serve as a consultant to Buyer for the three (3) years immediately following the Closing Date and to provide the consulting services and community relations described above to Buyer on an ongoing basis during that time as the Buyer may reasonably request, from time to time, and to be a positive force and active promoter of Buyer's business in operating a branch in the
         Guthrie,   Oklahoma  area  during  that  period  of  time.  It  is  not contemplated that any of the Outside Directors will be designated a director, or an advisory director, of Buyer after the Closing. None of the Outside Directors will be deemed to be employees of Buyer by reason of their serving as consultants to Buyer from and after the Closing Date and thus they shall not be entitled to receive any of the benefits which full-time employees of Buyer are ordinarily accorded by reason of such employment, e.g., medical coverage and retirement benefits, etc. Buyer and each of the Outside Directors will execute and enter into on the Closing Date a Consulting Agreement containing the same terms and conditions described above in this Section 1.8, substantially in the form of that certain Consulting Agreement, a copy of which is attached hereto as Exhibit 1.8 and by this reference made an integral part hereof ("Consulting Agreement"). Sellers acknowledge and agree that, other than the employment of Cunningham, on the terms described above in Section 1.7, and the consultant fees to be paid to the Outside Directors, as provided for in this Section 1.8, there are no other agreements, whether written or oral, of Buyer with any other director, officer, attorney or GSI Shareholder with regard to employment, bonuses, benefits, consulting arrangements, or board, or Advisory Board
         membership,   of   whatsoever   kind  or  nature  to  occur  after  the
         consummation of the Acquisition by reason thereof (other than the assumption by Buyer on the Closing Date of the existing Amended and Restated Employment Agreements granted to H. Stephen Ochs, a Vice President of Guthrie Bank ("Ochs") and to Kathleen A. Warner, a Vice President of Guthrie Bank ("Warner") by Guthrie Bank, both dated March 17, 1998, full and complete copies of which (together with any amendments thereto) have previously been delivered by Guthrie Bank to Buyer (hereinafter, respectively, the "Ochs Employment Agreement" and the "Warner Employment Agreement").

                  1.9   Guthrie  Bank  Employees.   Unless  otherwise  expressly
         provided herein,

         Buyer shall have the right to terminate or to retain any of the employees of Guthrie Bank after Closing, in its sole and absolute discretion. Any employees of Guthrie Bank who are terminated from employment by Buyer shall be subject to the appropriate treatment accorded by Buyer's Severance Plan (a copy of which has previously been provided to Sellers by Buyer) and not in accordance with any severance policy maintained, or formerly maintained, by GSI or Guthrie Bank prior to the Closing Date. Employees of Guthrie Bank who continue employment with Buyer shall be immediately eligible for all employment benefit plans maintained by Buyer for the benefit of its employees, including group medical coverage, life insurance and disability coverage and 401(k) and retirement plans, to the same extent and on the same basis accorded to any other employee of Buyer under the specific provisions of each of those respective employment benefit plans. Those employees and their dependents who were covered by the Guthrie Bank medical plan prior to the Closing Date and who become employees of Buyer thereafter, will receive credit for time covered under the Guthrie Bank medical plan against the pre-existing condition clause in Buyer's group medical coverage insurance policy pursuant to the specific provisions of that policy. Any amounts accrued by the Guthrie Bank employees who become employees of Buyer after the Closing Date under the Guthrie Bank medical plan will be accrued towards the applicable deductible and out-of-pocket amounts under Buyer's group medical insurance coverage pursuant to the specific provisions of that plan. Participation/coverage for such former Guthrie Bank employees under the Buyer's group medical insurance shall begin on the first day of the month immediately following the Closing Date; provided, however Guthrie Bank shall pay for continuation of medical insurance coverage under its existing medical plan for all of its employees through the last day of the month in which the Closing Date occurs. Employees of Guthrie Bank whose employment is continued by Buyer shall not, however, be entitled under the provisions of Buyer's retirement plans to receive credit under Buyer's retirement plans for their years of prior service with Guthrie Bank or any of their other previous employers. There will be no reduction in existing vacation or sick leave accruals of the employees of Guthrie Bank whose employment is continued by Buyer after Closing. There will also be no reduction in the existing salary or wages of the employees of Guthrie Bank whose employment is continued by Buyer, after Closing, by reason of the Closing, and such continuing employees will continue to be paid at their then current salary and wages (i.e., in the same amounts paid to them by Guthrie Bank on the day prior to the Closing Date), subject to Buyer's right to increase or decrease such wages and salaries of such continued employees after the Closing in any amount it sees fit, in its sole and absolute discretion, from time to time, except as otherwise provided in the existing Ochs or Warner Employment Agreements, or in the Local Oklahoma-Cunningham Employment Agreement to be entered into by Buyer and Cunningham on the Closing Date.

                  1.10 GSI and Guthrie Bank Officers and Directors Must Purchase Their Own Extended Directors and Officers Liability Coverage Prior to Closing. Buyer does not carry or maintain, and will not acquire prior to the Closing Date, the type of Directors and Officers Liability Insurance Policy ("D&O Policy") which would provide any coverage or indemnification for the directors and officers of an institution or bank which it is acquiring for the period prior to the consummation of such acquisition. Accordingly, prior to the Closing Date, the Directors, at their option, may authorize GSI or Guthrie Bank, or both, to obtain extended D&O Policy coverage under their existing D&O Policy, for a period of time after the

         Closing Date in order to provide such coverage to their officers and directors for any occurrences or claims which are made against them in that capacity for the period of time prior to the Closing Date, provided, however, that the cost of obtaining any such extended D&O Policy coverage by GSI or Guthrie Bank shall not in any event exceed the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

                  Section 1.11 Earnest Money Deposit. Upon the date this Agreement is fully executed by Sellers and Buyer, Buyer shall make an earnest money payment in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) ("Earnest Money Deposit") into an escrow account to be established pursuant to a written escrow agreement ("Escrow Agreement") by and among Sellers, Buyer and the Trust Company of Oklahoma, an Oklahoma corporation with trust powers ("Escrow Agent"), to be held by the Escrow Agent upon the following terms and conditions:

                           1.11.1 The Earnest Money Deposit which has been escrowed with the Escrow Agent, plus any interest earned thereon from the date of the Escrow Agreement until the date of distribution of the escrow fund in accordance with the terms and conditions of the Escrow Agreement, shall be paid by the Escrow Agent to Buyer in immediately available funds on the date any of the following events first occurs:

                                    (a) This  Agreement is  terminated by either
                  Buyer or GSI for any reason upon the terms and conditions and in accordance with the procedures set forth and described in
                  Section 7.1 through Section 7.5 of Article VII of this Agreement; or

                                    (b) The  Acquisition  is  consummated on the
                  Closing Date in accordance with the terms and conditions of the Agreement and GSI is acquired by Buyer in accordance herewith.

                           1.11.2 The Earnest Money Deposit escrowed with the Escrow Agent pursuant to the Escrow Agreement, plus any interest accrued thereon from the date of the Escrow Agreement until the date of the distribution of the escrow fund in accordance with the terms and conditions of the Escrow Agreement, shall be paid by the Escrow Agent to GSI in immediately available funds, upon the receipt by the Escrow Agent from Buyer and GSI of a joint certification that Buyer has failed to consummate the Acquisition in accordance with the terms and conditions of this Agreement even though (i) all of the conditions to the obligations of Buyer to complete and consummate the Acquisition as set forth in Article V of the Agreement have been fully satisfied, and (ii) Sellers are not in default in any material respect under the Agreement. If Buyer and Seller shall so jointly certify to the Escrow Agent in writing that Buyer has failed to consummate the Acquisition under the above circumstances, then, Buyer shall forfeit all rights to the escrowed funds and the Escrow Agent shall forthwith pay to GSI the full amount of the Earnest Money Deposit, together with any and all interest thereon to the date of such payment, the same to be retained the Sellers as liquidated damages and not as a penalty for such default or breach by Buyer under this Agreement. This Agreement shall, in such event, be forthwith cancelled and be of no further force and effect between the parties hereto and Buyer shall, in such event, have no further obligations or liability to Sellers for damages. Buyer and Sellers hereby agree that the amount of said Earnest Money Deposit which is being escrowed pursuant to this Agreement is a reasonable amount for liquidated damages in the event of the default, breach or failure to consummate this Agreement by Buyer in the circumstances described above in this Section 1.11.2 and that it would be impractical and extremely difficult to determine the actual amount of damages resulting from such breach by Buyer under such circumstances.

                           1.11.3 The Escrow Agent shall invest the funds escrowed with it by Buyer pursuant to this Section 1.11 in accordance with the written instructions to be given by Buyer to the Escrow Agent on the date the Escrow Agreement is executed.

                           1.11.4 All fees charged the Escrow Agent for its services as such in accordance with the provisions of this Section shall be promptly paid when due by Buyer.

                           1.11.5  Such  other  terms  and   conditions  as  are
         mutually acceptable to Buyer, Sellers and the Escrow Agent.

                           1.11.6 Buyer, Sellers and the Escrow Agent will execute and enter into a certain Escrow Agreement containing the terms set forth and described above in this Section 1.11 substantially in the form of that certain Escrow Agreement which is attached to this Agreement as Exhibit 1.11 hereto, and by this reference thereto made an integral part hereof. The Escrow Agreement shall be executed and delivered and the Earnest Money Deposit paid on the date when this Agreement is fully executed by Sellers and Buyer.

                           1.11.7 Any provision of this Section 1.11 to the contrary notwithstanding, neither Buyer nor Sellers shall be deemed to have waived any right or remedies, whether at law or in equity, which either of them may have to seek a judicial determination as to whether any term or condition of this Section 1.11 and/or the said Escrow Agreement, Exhibit 1.11 hereto, has been properly construed, applied, satisfied or performed or to seek to enforce the provisions thereof.

                  Section 1.12 Closing. The consummation of the Acquisition pursuant to this Agreement (the "Closing") shall take place on the Closing Date, provided all of the conditions precedent to the Parties' obligations under this Agreement as set forth in Articles V and VI herein have been fully performed and satisfied in accordance with this Agreement. The Closing shall be effected on the Closing Date at the offices of Buyer in Oklahoma City, Oklahoma, or at such other place as the Parties hereto may mutually agree, at 10:00 a.m., Central Time. At the Closing on the Closing Date, Buyer shall act as the exchange agent (the "Exchange Agent") to effect the exchange of the Common Stock in accordance with the following procedures:

                           1.12.1 As of twenty (20) days prior to the Closing Date, GSI shall submit written instructions to all of the GSI Shareholders for submitting stock certificates to GSI on or before the Closing Date, in form and substance reasonably acceptable to Buyer. All Common Stock certificates delivered to GSI shall be appropriately endorsed for transfer to Buyer, or have an executed stock power pertaining to all of the shares covered by such certificate(s) attached thereto authorizing the transfer of said shares to Buyer. All Common Stock certificates which are so delivered to GSI on or before the Closing Date shall be delivered to Buyer by GSI on the Closing Date in exchange for the payment to the various shareholders by Buyer's corporate check of an amount equal to the price per share of the Purchase Price for the Common Stock, as determined in Section 1.1.1(i) above, multiplied times the number of Shares being so surrendered. Those checks will be so delivered to GSI for mailing or delivery to those GSI Shareholders by GSI on the Closing Date. Each holder of a stock certificate or certificates representing outstanding Shares of Common Stock being converted as a result of the Acquisition pursuant to this Agreement, at the Effective Time, who does not present their stock certificate to GSI endorsed for transfer to Buyer, on or before the Closing Date, shall, as soon after the Effective Time as possible, surrender or deliver such certificate or certificates to the Exchange Agent duly endorsed for transfer, or with an appropriate executed stock power (or, if such certificate or certificates shall have been lost or destroyed, shall deliver to the Exchange Agent an affidavit to such effect and, if reasonably requested by the Exchange Agent, a bond or indemnity agreement in form and substance satisfactory to the Exchange Agent with regard thereto), and each such holder shall be entitled upon such surrender (or upon such delivery), to receive from the Buyer in exchange therefor by corporate check, an amount equal to the price per share of the Purchase Price, as determined in the manner set forth above in Section 1.1.1(i), at the Effective Time. The price received by the selling GSI Shareholder whose shares are being redeemed shall be equal to the Purchase Price per share for the Shares, as adjusted pursuant to the provisions of Section 1.1.1, above, multiplied times the number of Shares being surrendered for exchange pursuant hereto. No interest will accrue on the cash payment to be made from and after the Effective Time prior to the receipt by the Exchange Agent of the certificate or certificates representing Shares being surrendered pursuant to this provision to effectuate the conversion thereof.

                           1.12.2 Each holder of a Stock Option being acquired pursuant to this Agreement, as a result of the Acquisition, shall, on or before the Closing Date, execute and deliver to GSI for delivery by GSI to Buyer on the Closing Date, that certain Cancellation and Surrender of Qualified Stock Options Awarded Under Guthrie Savings, Inc. 1994 Stock Option Plan ("Cancellation and Surrender"), substantially in the form of that certain Cancellation and Surrender, a copy of which is attached to this Agreement as Exhibit 1.12 hereto, and by this reference made an integral part hereof, thereby cancelling and surrendering all of the Stock Options held by that holder in exchange for the payment to that holder, on or before the Closing Date, by GSI's corporate check, of an amount equal to the Purchase Price per share for the shares of Common Stock so covered by such Stock Option, as specified in Section 1.1.1, above, multiplied times the number of shares of Common Stock which are subject to the Stock Options being so surrendered.

         No interest will accrue on the cash payment to be made by Buyer to the holder of such Stock Options from and after the Effective Time prior to the receipt by the Exchange Agent of the original, executed Cancellation and Surrender from the holder of the Stock Options to which payment is being so made.

                           1.12.3 All payments to GSI Shareholders made pursuant to Subsection 1.12.1, above, shall be made by corporate check delivered to the shareholder personally in exchange for the shareholder's share certificates duly endorsed for transfer, or mailed to such shareholder at the shareholder's address as shown on the stock records of GSI, or to such other address a GSI Shareholder may specify in a written instructions submitted with the shareholder's said stock certificates. Notwithstanding the tender or non-tender of the stock certificates, all Shares shall be and become void and shall cease to evidence any ownership interests or rights in GSI, Guthrie Bank or Buyer on the Closing Date having been converted pursuant to Oklahoma law to a right to receive the cash payment expressly provided for in Subsection 1.1.1, above. Notwithstanding anything to the contrary in this Agreement, this
         Section 1.12 shall be construed as an agreement by Buyer as to which the GSI Shareholders are intended to be third-party beneficiaries and shall be enforceable by them, or by their respective personal representatives and heirs.

                  Section 1.13 Closing Date Deliveries by Buyer. At the Closing, Buyer shall deliver to GSI and Guthrie Bank the following:

                           1.13.1 Evidence in a form satisfactory to GSI and the Guthrie Bank and their counsel that all requisite federal and state regulatory approvals have been obtained to authorize the Acquisition of GSI by Buyer and the concomitant acquisition of Guthrie Bank by Buyer and the subsequent merger of Guthrie Bank with and into Buyer with Buyer to be the surviving bank;

                           1.13.2 The payment of the Purchase Price by Buyer in the manner and at the times required under the provisions of this
         Article I, above;

                           1.13.3  A  copy  of  Buyer's   Board  of   Directors'
         Resolutions as represented and required of the Buyer under the provisions of Section 3.2 of the Agreement, below;

                           1.13.4   The   Buyer's   Closing   Certificate,    as
         hereinafter defined, and required to be provided in Section 6.4 of this Agreement, executed by the President of Buyer;

                           1.13.5 Execute and file the Certificate of Acquisition with the Oklahoma Secretary of State to evidence the consummation of the Acquisition pursuant hereto as required by the provisions of 18 O.S. 1991, ss.1090.1;

                           1.13.6 An opinion of counsel for Buyer, substantially in the form of Buyer's Opinion of Counsel which is attached to this Agreement as Exhibit 1.13.6 and by this reference thereto made an integral part hereof, in final form approved by Sellers' counsel prior to the execution thereof by Buyer's counsel;

                           1.13.7    The   original,  executed  Local  Oklahoma-
         Cunningham Employment Agreement, duly executed by Buyer, substantially in the form which is Exhibit 1.7 to this Agreement.

                           1.13.8 An original, executed Consulting Agreement for each of the Outside Directors of GSI, duly executed by Buyer, substantially in the form which is Exhibit 1.8 to this Agreement.

                  Section 1.14 Closing Date Deliveries by Sellers and the GSI Shareholders. At the Closing, Sellers and the GSI Shareholders shall deliver to the Buyer the following respective items, as stated below:

                           1.14.1 Closing Certificate of GSI and Guthrie Bank, as required to be provided in Section 5.4 of this Agreement, duly executed by the President of GSI and by the President and by the Chief Financial Officer of Guthrie Bank;

                           1.14.2 A certified copy of the Resolutions of the GSI Board of Directors, of the GSI Shareholders and of the Board of Directors and Shareholders of Guthrie Bank, respectively, as required and represented under the provisions of Sections 2.1, 2.2 and 2.10, respectively, of this Agreement;

                           1.14.3 The share certificates representing all of the issued and outstanding Shares, duly endorsed for transfer to the Buyer by each of the GSI Shareholders who have not dissented to the Acquisition and who have elected to deliver their Shares to GSI on or before the Closing Date, as to their respective stock certificates, or accompanied by stock powers duly executed for transfer to Buyer by each of the GSI Shareholders as to their said, respective stock certificates;

                           1.14.4 The original, executed Cancellation and Surrender substantially in the form which is Exhibit 1.12 hereto, from each holder of a Stock Option as to all of that holder's respective Stock Options being acquired by Buyer at Closing obtained in exchange for the payment made to the holder thereof by GSI of the applicable portion of the Purchase Price, as specifically provided in Section 1.1.1, above.

                           1.14.5 Copies certified by the applicable government agency of the Charter, Certificate of Incorporation and Bylaws of GSI, Guthrie Bank, as required to be provided by GSI and Guthrie Bank to Buyer pursuant to Sections 2.1 and 2.2, respectively, of this Agreement;

                           1.14.6 All stock certificate(s) representing all of the issued and outstanding Shares of Guthrie Bank Stock duly endorsed for transfer, in such manner as Buyer may elect, by GSI, or accompanied by stock powers duly executed by GSI for transfer of all of the issued and outstanding Guthrie Bank Stock to Buyer;

                           1.14.7 Copies of all insurance policies required to be provided by GSI to Buyer pursuant to Section 2.23 of this Agreement;

                           1.14.8 The original, executed resignations, in form satisfactory to Buyer, of all of the members of the Board of Directors and all Officers of GSI and Guthrie Bank, respectively, and of any subsidiary corporations of either of them from their respective office or position on the Board of Directors held by them with regard to GSI, Guthrie Bank and/or any of their subsidiary corporations, respectively;

                           1.14.9 Opinion of counsel for GSI and Guthrie Bank, substantially in the form of GSI's Opinion of Counsel which is attached to this Agreement as Exhibit 1.14.9 and by this reference thereto made an integral part hereof, in final form approved by Buyer's counsel prior to the execution thereof by GSI's counsel;

                           1.14.10 Original, executed copies of the Releases substantially in the form of Exhibit 1.14.10, which is attached to this Agreement and by this reference thereto made an integral part hereof, shall be delivered to Buyer, executed by all of the Directors and all of the executive officers of GSI and of Guthrie Bank, respectively (collectively, the "Releases");

                           1.14.11 GSI shall execute and deliver to Buyer the Certificate of Acquisition to be filed with the Oklahoma Secretary of State to evidence the consummation of the Acquisition pursuant hereto as required by the provisions of 18 O.S. 1991, ss.1090.1;

                           1.14.12 Evidence in form and substance satisfactory to Buyer and GSI that the Guthrie Federal Savings Bank Employee Stock Ownership Plan and Trust ("Guthrie Bank ESOP") will be completely terminated on or before the Closing Date in compliance with all applicable laws and regulations and the terms of the Guthrie Bank ESOP and that neither GSI, Guthrie Bank nor Buyer will have any continuing liability or responsibility for the operation or maintenance of the Guthrie Bank ESOP from and after the Closing Date;

                           1.14.13 Evidence in form and substance satisfactory to Buyer that the Guthrie Federal Savings Bank 401(k) Plan and Trust ("Guthrie Bank 401(k) Plan") will be completely terminated on or before the Closing Date in compliance with all applicable laws and regulations and the terms of the Guthrie Bank 401(k) Plan and that neither GSI, Guthrie Bank nor Buyer will have any continuing liability or responsibility for the operation or maintenance of the Guthrie Bank 401(k) Plan from and after the Closing Date.

                           1.14.14 Evidence in form and substance satisfactory to Buyer that the Guthrie Federal Savings Bank Management Stock Bonus Plan and Trust ("Guthrie Bank Management Stock Bonus Plan") will be completely terminated on or before the Closing Date in compliance with all applicable laws and regulations and the terms of the Guthrie

         Bank Management Stock Bonus Plan and that neither GSI, Guthrie Bank nor Buyer will have any continuing liability or responsibility for the operation or maintenance of the Guthrie Bank Management Stock Bonus Plan from and after the Closing Date.

                           1.14.15 If Buyer so elects, in its sole discretion, to obtain one, the evaluation of pension benefit consultants selected by Buyer, at its sole expense, rendering its evaluation to Buyer that each of the (i) Guthrie Bank ESOP; (ii) Guthrie Bank 401(k) Plan, and
         (iii) the Guthrie Bank Management Stock Bonus Plan, were properly and validly established, operated, maintained in accordance with each of those respective plans and that the ESOP and each of said plans are being terminated, respectively, in accordance with all applicable laws and regulations and that such consultant does not know, or have reason to believe, that Buyer will incur any material tax liability, or any other material liability of any other kind or nature, with regard to each of the (i) Guthrie Bank ESOP; (ii) Guthrie Bank 401(k) Plan, and
         (iii) the Guthrie Bank Management Stock Bonus Plan, other than (i) those liabilities which are ordinarily and customarily incurred in the termination of such plans; (ii) the amounts reflected as a liability therefor on the most recently available Financial Statements of GSI, as that term is defined below; and (iii) any amounts which have been disclosed by the Sellers on Exhibit 5.7, which is attached hereto, as described and defined below in Section 5.7.

                           1.14.16 The payment in full by the Guthrie Bank ESOP to GSI or Guthrie Bank, as the case may be, on the Closing Date of all amounts then owing by the Guthrie Bank ESOP to GSI or Guthrie Bank to include, without limitation, under that certain Promissory Note in the original principal amount of Four Hundred Twelve Thousand One Hundred and No/100 Dollars ($412,100.00), dated October 12, 1994, which was made, executed and delivered by the Trustees of the Guthrie Bank ESOP to GSI on that date ("ESOP Note"); provided that the Buyer has made payment to the Guthrie Bank ESOP in full for all Shares of GSI Common Stock owned by the Guthrie Bank ESOP which are delivered to Buyer, duly endorsed for transfer, on the Closing Date by GSI.

                           1.14.17 Sellers shall use their best efforts to obtain and deliver to Buyer, on or before the Closing Date, an original, executed cancellation, surrender and release from Ochs and Warner, respectively, of all of their rights and entitlements under their respective Severance Agreements with GSI and an original, executed amendment to their respective employment agreements with Guthrie Bank making the changes and modifications to those employment agreements, which are specified in Section 4.12, below, otherwise to remain in full force and effect as originally stated;

                           1.14.18 The original, executed Local Oklahoma-Cunningham Employment Agreement duly executed by Cunningham, substantially in the form which is Exhibit 1.7 hereto, and an original, executed receipt and release from Cunningham (in form and substance satisfactory to Buyer) acknowledging his receipt from GSI or Guthrie Bank of the payment to him on the Closing Date of the sum of $187,200.00 pursuant to the terms and conditions of Section 1.7, above, and his resultant complete release and discharge of any and all rights he had, had or may thereafter have had under either the

         Guthrie  Bank-Cunningham   Employment   Agreement  or   the  Cunningham
         Severance Agreement.

                           1.14.19 An original, executed Consulting Agreement duly executed by each of the Outside Directors of GSI substantially in the form which is Exhibit 1.8 hereto.


                           1.14.20 Such other documents, assignments,  transfers
         or officers' certificates as Buyer may deem reasonable and necessary in order to fully effectuate the transaction contemplated by this Agreement under the circumstances.

                  Section  1.15   Effective   Time  of  the   Acquisition.   The
Acquisition shall become effective at 5:00 p.m., Central Time, on the date when the last of the following actions shall have been completed:

                           1.15.1 The requisite approval by the GSI Shareholders has been obtained and all necessary orders, consents and approvals shall have been entered by any applicable regulatory authority having jurisdiction over any of the Parties, to include, without limitation, the Federal Deposit Insurance Corporation ("FDIC"), the Federal Reserve Board ("FRB"), the OTS and the Comptroller of the Currency ("OCC"), granting consent, authorization or approval as necessary to consummate the transactions contemplated by this Agreement, without the imposition of any condition or conditions which in the reasonable opinion of Buyer or of GSI are unduly burdensome and all applicable waiting periods have expired and all required notices have been published;

                           1.15.2 All of the conditions precedent to Buyer's obligations to complete the Acquisition as set forth in Article V of this Agreement, below, shall have been completely satisfied or expressly waived in writing by Buyer;

                           1.15.3 All of the conditions precedent to the obligations of GSI and Guthrie Bank to complete the Acquisition as set forth in Article VI of this Agreement, below, shall have been completely satisfied or expressly waived in writing by GSI;

                           1.15.4 A Certificate of Acquisition will have been executed by Buyer and GSI, duly acknowledged and filed with the Secretary of State of Oklahoma in accordance with the provisions of
         Section 1090.1 of the Oklahoma General Corporation Act, which shall be done five (5) business days after Subsections 1.15.1 through 1.15.3, above, have been satisfied, unless the Parties mutually agree to a different date. The Certificate of Acquisition shall specify the "Effective Time" of the Acquisition. In the event that Buyer and GSI fail to specify the date and time of the Effective Time in the Certificate of Acquisition, the Acquisition shall become effective upon (and the Effective Time will be) the time of the filing of the said Certificate of Acquisition with the Secretary of State of Oklahoma.

The time when the Acquisition shall become effective, as defined by this Section 1.15, is herein called the "Effective Time" and the date upon which the Effective Time occurs shall be hereinafter sometimes referred to as the "Closing Date" hereunder. The stock transfer books of GSI shall be closed on the Closing Date and no transfer of Common Stock by the GSI Shareholders shall be made thereafter by them, except to Buyer pursuant to the Acquisition.

                  Section 1.16 Liquidation Account. The liquidation account established by Guthrie Bank pursuant to the plan of conversion adopted by it in connection with its conversion from a mutual federal savings bank to a stock savings bank shall, to the extent required by applicable law, continue to be maintained by Buyer after the Acquisition for the benefit of those persons and entities who were savings account holders of Guthrie Bank on the eligibility and supplemental eligibility record dates for such conversion and who continue, from time to time, to have rights therein.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                            OF GSI AND GUTHRIE BANK
                            -----------------------

                  GSI and Guthrie Bank do each hereby specifically covenant and agree to prepare and deliver to Buyer, on or before the date of this Agreement, complete and correct copies of each of the Exhibits required to be provided to Buyer by the terms and provisions of this Article II, below, namely, Exhibits 2.3, 2.6-2.12, 2.15-2.16, 2.18, 2.20-2.24 and 2.30. GSI and Guthrie Bank also do each hereby, respectively, represent and warrant to the Buyer, as of the date of this Agreement and as of the Closing Date hereunder, as follows:

                  Section 2.1 Organization and Standing of GSI. GSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and has all requisite power and authority (corporate and other), and is duly qualified and licensed and possess all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority for GSI to own all of the issued and outstanding capital stock of Guthrie Bank and for GSI to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. GSI is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition, operations, business or prospects of GSI or Guthrie Bank, respectively, either individually, or taken as a whole. GSI is duly registered as a unitary bank holding company with the OTS pursuant to applicable laws and regulations. GSI does not own any equity interest, directly or indirectly, in any corporation, limited liability company, partnership, joint venture, firm or other entity, of any kind or nature, except for Guthrie Bank. All approvals for the Acquisition required to be obtained from the Board of Directors or the Shareholders of GSI under its Certificates of Incorporation or By-Laws, or under applicable law have been obtained or will have been obtained prior to the Closing Date. GSI has delivered to Buyer complete and correct copies of the Certificate of Incorporation of GSI, as certified to by the Secretary of State of Oklahoma and of the By-Laws of GSI, as certified to by the Secretary or

Assistant Secretary of GSI, as in effect on the Closing Date.

                  Section 2.2 Organization and Standing of Guthrie Bank. Guthrie Bank is a federally chartered stock savings bank duly organized, validly existing and with a corporate existence under federal laws and with the OTS, its regulator. Guthrie Bank has the full power and authority, corporate and otherwise, and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to operate Guthrie Bank and to enter into and perform each of its obligations under this Agreement and the transactions contemplated hereby following the amendment which Sellers will make to the Charter of Guthrie Bank, prior to the Closing Date, to delete Section 8A thereof in its entirety. All approvals, if any, required to be obtained from the Board of Directors or the Shareholders of Guthrie Bank under its Charter or By-Laws, or by applicable law, have been obtained, or will be obtained, on or before the Closing Date. Guthrie Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition, operations, business or prospects of Guthrie Bank, either individually or taken as a whole. Guthrie Bank does not own any equity interest, directly or indirectly, in any corporation, limited liability company, partnership, joint venture, firm or other entity of any kind or nature. The deposit accounts of Guthrie Bank are insured by the Savings Association Insurance Fund to the maximum extent permitted by the Federal Deposit Insurance Act ("FDIA"), and Guthrie Bank has paid all premiums and assessments required to be paid by it by the provisions of the FDIA and the regulations thereunder. Guthrie Bank is a member in good standing of the Federal Deposit Insurance Corporation ("FDIC") and of the Federal Home Loan Bank. Guthrie Bank has delivered to Buyer complete and correct copies of the Charter of Guthrie Bank, as certified to by the OTS and the By-Laws of Guthrie Bank, as certified to by the Secretary or Assistant Secretary of Guthrie Bank.

                  Section 2.3 Capitalization of GSI and Guthrie Bank. The authorized capital stock of GSI consists of Four Million (4,000,000) shares consisting of (i) Three Million (3,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), of which Four Hundred Two Thousand Two Hundred Fifty-Seven (402,257) shares are issued and outstanding and are owned by the Shareholders listed on Exhibit 2.3.1 to this Agreement, which is attached hereto and by this reference made a part hereof ("GSI Shareholders"), in the amounts reflected thereon opposite the name of each such Shareholder, and of (ii) One Million (1,000,000) shares of serial preferred stock, par value $0.01 per share, none of which are issued and outstanding ("Preferred Stock"). One Hundred Eight Thousand Seven Hundred Forty-Four (108,744) shares of the Common Stock of GSI are held in its treasury. Ten Thousand Nine Hundred Forty-Two (10,942) shares of GSI Common Stock are held by the Guthrie Bank Management Stock Bonus Plan as "Plan Shares," of which Four Thousand One Hundred Twenty-Four (4,124) have not been awarded to any employee or non-employee director of GSI or Guthrie Bank and thus are not included in the total issued and outstanding shares of GSI Common Stock stated above. No share of the capital stock of GSI has been reserved for any purpose other than the Stock Options. The authorized capital of Guthrie Bank consists of (i) Three Million (3,000,000) shares of common stock, par value $0.01 per share ("Guthrie Bank Stock"), of which One Hundred Thousand (100,000) shares are issued and outstanding and are owned by GSI, and (ii) One Million (1,000,000) shares of serial preferred stock, no par value per share, of which none is issued and outstanding. None of the capital stock of Guthrie Bank is held in its treasury. No share of the capital stock of Guthrie Bank has been reserved for any purpose. All of the issued and outstanding shares of the capital stock of GSI and of Guthrie Bank, respectively, are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights. There are no outstanding securities convertible into or exchangeable for the capital stock of GSI, or of Guthrie Bank, respectively, and there are no outstanding options, rights (pre-emptive or otherwise), or warrants to purchase or to subscribe for any equity securities of either GSI or Guthrie Bank, respectively, except for the Stock Options, as defined above, granted by GSI for the total amount of Forty-One Thousand Two Hundred Six (41,206) shares of Common Stock granted to the ten (10) individuals listed on Exhibit 2.3.2 to this Agreement, which is attached hereto and by this reference made a part hereof ("Stock Option Holders"). There are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the capital stock of either GSI or Guthrie Bank, respectively, or any equity securities of GSI or Guthrie Bank, respectively, except as expressly provided for and described in this Agreement. On the Closing Date, GSI will have good, valid and marketable title to all of the issued and outstanding shares of Guthrie Bank Stock, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements, encumbrances and equities whatsoever, with full right and authority to sell and transfer all of the Guthrie Bank Stock to Buyer. Guthrie Bank has properly established and maintained a liquidation account pursuant to the plan of conversion adopted by it in connection with its conversion from a mutual federal savings bank to a stock savings bank, as referenced above in Section 1.16, and has provided Buyer true and complete copies of all records and information which it has in its possession or control as to the operation or maintenance of its Liquidation Account prior to the date of this Agreement.

                  Section 2.4 Trade Names. To the knowledge of Sellers, no other person, firm or corporation is presently using or claiming, or has the right to use or claim, any of the following trade names: "Guthrie Savings, Inc." and/or "Guthrie Federal Savings Bank," or to any of the trademarks, logos or symbols used by either GSI or Guthrie Bank in conjunction with said trade names, respectively. Neither GSI nor Guthrie Bank has conferred any right or license to use any of the aforesaid trade names, trademarks, logos, or symbols on any other person, firm or corporation.

                  Section 2.5 Financial Statements. GSI and Guthrie Bank have separately delivered to Buyer and identified by reference to this Section 2.5, each of the following financial statements: (i) the audited annual consolidated financial statements of GSI and Guthrie Bank (including a Balance Sheet and the related Statements of Operations, Equity and Cash Flows, and the notes relating thereto), as of and for the fiscal years ending March 31, 1996, March 31, 1997, March 31, 1998, and March 31, 1999 (when and if available prior to the Closing
Date); (ii) the monthly unaudited financial statements of Guthrie Bank (including a Balance Sheet and related

Statements of Operations, Equity and Cash Flows, and the notes relating thereto) prepared internally by Guthrie Bank, as of and for the months ending September 30, 1998, January 31, 1999, and February 28, 1999; and (iii) the unaudited, internal annual consolidated financial statements of GSI and Guthrie Bank as of and for the fiscal year ending March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements fairly present the consolidated financial condition and results of operations of GSI and Guthrie Bank, respectively, as of the dates and for the periods indicated therein, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise set forth therein, and in accordance with the books and records of GSI and Guthrie Bank, respectively. The books and records of GSI and Guthrie Bank, respectively, on the basis of which such respective Financial Statements were prepared fully and fairly reflect all of the transactions of GSI and Guthrie Bank, respectively, and are complete and correct in all material respects. Each of the books of account of GSI and Guthrie Bank, reflect, respectively, substantially all items of income and expense, and substantially all of their respective assets, liabilities and accruals, and reflect all material items of income and expense and all material assets, liabilities and accruals, and are maintained in form and substance adequate for preparing audited Financial Statements in accordance with generally accepted accounting principles.

                  Section 2.6 Liabilities. Neither GSI nor Guthrie Bank has any indebtedness, obligation or liability, contingent or otherwise, and whether due or to become due, which is required by generally accepted accounting principles to be reflected in the Financial Statements, or which is material, except (i) those reflected in the Financial Statements, (ii) those individual liabilities subsequently incurred in the Ordinary Course of Business (as that term is defined below in this Agreement), (iii) deposit accounts opened in the Ordinary Course of Business of a type authorized by law, or (iv) those set forth in
Exhibit 2.6 to this Agreement. All deposit accounts and notes payable, and other liabilities of either GSI or Guthrie Bank, respectively, are current and not in default.

                  Section 2.7 Taxes. To the best of their respective knowledge and belief, GSI and Guthrie Bank have each duly filed with the appropriate governmental agencies all tax reports and returns required to be filed by each said entity, including, without limitation, all federal, state, and local income, franchise, sales and property tax returns, complete and accurate copies of which have previously been provided to Buyer and each has duly paid in full, or made adequate provision for the payment of, all taxes and other charges due or claimed to be due from it by federal, state or local taxing authorities; and there are no federal, state or local tax liens upon any of the property or assets of either GSI or Guthrie Bank, respectively. All of such reports and returns are true, correct, and complete in all material respects. The federal income tax returns of GSI and Guthrie Bank, respectively, have been examined by the federal tax authorities or closed by applicable statute and satisfied for all periods to and including the fiscal year ended March 31, 1998; all deficiencies asserted as a result of such examinations have been paid or finally settled, and no state of facts exists or has existed which might constitute grounds for the assessment of any further tax liability with respect to the periods which have not been audited by the federal, state or local taxing authorities. All of the respective tax liabilities of GSI and Guthrie Bank for the current year to date and all prior years, whether or not they have become due and payable, have been paid in full or adequately reserved for, and to the extent tax liabilities have accrued but not become payable, they are properly reflected on the respective books of GSI or Guthrie Bank or in the Financial Statements. No income, franchise, sales or property tax return of either GSI or Guthrie Bank is currently being audited by the Internal Revenue Service or any other taxing authority having jurisdiction over any of them. Except as set forth on Exhibit 2.7 hereto, neither GSI nor Guthrie Bank is a party to, or bound by, or have any obligation under any tax sharing or similar Agreement. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any state or federal income tax return of either GSI or Guthrie Bank, respectively, for any period. Neither GSI nor Guthrie Bank is a party to any action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes by any governmental authority has been asserted against either GSI or Guthrie Bank. All federal or state income taxes that either GSI or Guthrie Bank is or was required by applicable laws to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person who is entitled by law to receive such withholding.

                  Section 2.8  Property and Assets.  Subject to Permitted  Title
Exceptions, as that term is defined and described below in this Section, or as otherwise indicated in Exhibit 2.8 hereto, GSI or Guthrie Bank, respectively, each have good and marketable title to all of their respective properties and assets, whether real, personal, tangible or intangible, reflected in the Financial Statements or subsequently acquired, free and clear of all liens, charges, Encumbrances, as that term is defined below in this Section, and claims of third parties or restrictions. Permitted Title Exceptions include (i) liens for current real estate taxes or special assessments not yet delinquent, (ii) utility, access and other easements and rights-of-way, restrictions and exceptions, that will not materially interfere with the present use or occupation of the real estate owned by GSI or Guthrie Bank, respectively, as the case may be, or impair the present business operations conducted thereon, (iii) such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with respect to property similar in character which do not materially impair the use of the premises affected thereby for the purpose for which it is presently being used, and (iv) any building, zoning or subdivision ordinances applicable to the premises, provided the same have not been violated. Exhibit 2.8 lists and describes all real property and all interests in real property (other than mortgages and deeds of trust) owned by GSI or Guthrie Bank, respectively, separately identified as to the property and assets owned by each of said entities, as of the date hereof, including, but not limited to, all leaseholds, options to purchase real property and leases, including without limitation, equipment leases, under which either GSI or Guthrie Bank, respectively, is the lessor or the lessee. Subject to the Permitted Title Exceptions, (A) GSI and Guthrie Bank, respectively, each enjoys peaceful and undisturbed possession under all leases for the use of real property and all equipment leases under which it is the lessee; (B) all of such leases are in full force and effect and neither GSI nor Guthrie Bank is in default in any regard under any such lease; and (C) except as disclosed in
Exhibit 2.8, all personal property and assets and improvements on real property owned and currently used by either GSI or Guthrie Bank and material to their respective businesses are in good operating condition and repair, normal wear and tear excepted. For purposes of this Agreement, the term "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  Section 2.9 Litigation and Proceedings. Except as set forth in
Exhibit 2.9 hereto, (i) there is not pending any legal, administrative, arbitration, governmental or other proceeding to which any of the Directors, GSI or Guthrie Bank is a party, or, to the knowledge of GSI or Guthrie Bank is threatened to be made a party; (ii) neither any of the Directors, GSI nor Guthrie Bank is under any investigation to their respective knowledge with respect to, or is charged with any violation or alleged violation of, any federal, state, local or other law or regulation other than as described in each of their respective most recent regulatory examination reports, if applicable;
(iii) Neither GSI nor Guthrie Bank is subject to any order of any federal, state, or local court or other governmental agency not generally applicable to entities engaged in their same business; (iv) no one has asserted, and to the knowledge of GSI or Guthrie Bank, no one has grounds to assert any material claims against any of the Directors, GSI or Guthrie Bank based upon the wrongful action or inaction of any of the Directors, GSI or Guthrie Bank or any of their respective officers, directors, agents or employees; and (v) no one has asserted and, to the knowledge of GSI or Guthrie Bank, there do not exist grounds for any claims against any of the Directors, GSI or Guthrie Bank, which have resulted or may result in litigation that will prevent or delay the consummation of the transactions contemplated by this Agreement.

                  Section  2.10  Authority.   Each  of  GSI  and  Guthrie  Bank,
respectively,   has  full  corporate  power  and  authority  to  carry  out  the transactions provided for in this Agreement on the terms and conditions set forth herein. The execution and delivery by GSI and Guthrie Bank of this Agreement and the respective consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of each of them. This Agreement constitutes a valid and legally binding obligation of GSI and Guthrie Bank, respectively, in accordance with its terms, except that the enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. Except as listed on Exhibit 2.10 hereto, neither the execution and delivery of this Agreement, nor the consummation by GSI and/or Guthrie Bank, respectively, of the transactions contemplated hereby in accordance with the terms and conditions hereof, nor the respective compliance by GSI and Guthrie Bank with any of the provisions hereof, will violate, conflict with, result in a breach of, constitute a default under, accelerate the performance required by the terms of, or permit the termination of any order, writ, injunction, decree, statute, rule, regulation or policy guidelines applicable to GSI or Guthrie Bank, respectively, or any contract,
Agreement, indenture or instrument to which either GSI or Guthrie Bank is a party or by which GSI or Guthrie Bank is bound or committed or the respective Certificate of Incorporation, Charter or Bylaws of GSI or Guthrie Bank. Except for the approvals contemplated by this Agreement, neither GSI nor Guthrie Bank is required to obtain any consent, approval, order or authorization of, or to effect any registration, declaration or filing with, any governmental authority or under any contract, Agreement, indenture or instrument to which either of GSI or Guthrie Bank is a party, or by which either of them is bound or committed in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

                  Section 2.11 Absence of Certain Changes. Except as set forth in Exhibit 2.11 hereto or permitted by this Agreement, since February 28, 1999, none of the following actions, changes or matters has been taken by or transpired with regard to either GSI or Guthrie Bank, respectively:

                           2.11.1 any material adverse change in the financial condition, operations, business or prospects of GSI or Guthrie Bank, either individually or taken as a whole, other than changes which are the result of changes in laws or regulations, conditions affecting the economy generally or other factors affecting banking institutions in general;

                           2.11.2 any sale, assignment, transfer, purchase or other disposition of any tangible or intangible asset of GSI or Guthrie Bank, respectively, except in the Ordinary Course of Business consistent with past practice, as that term is defined below in this Section, and for fair and adequate consideration;

                           2.11.3 any suffering of any damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot or act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance, materially and adversely affecting the business, property, or assets of GSI or Guthrie Bank, respectively;

                           2.11.4 any increase in the compensation payable or to become payable by GSI or Guthrie Bank, respectively, to any of their respective directors, officers, employees, agents, consultants, or any bonus granted to any such persons, except in the Ordinary Course of Business consistent with past practice;

                           2.11.5   any   material   change  in  the  method  of
         recordkeeping employed by GSI or Guthrie Bank, respectively;

                           2.11.6 any issuance or sale by GSI or Guthrie Bank, respectively, of any of their respective corporate debt securities, or any borrowings of money or other pledging of any of their respective credit except in the Ordinary Course of Business consistent with past practice;

                           2.11.7 any occurrence of any other material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the Ordinary Course of Business;

                           2.11.8 any mortgage, pledge, or subjecting to lien, claim, security interest, charge, Encumbrance, or restriction (other than Permitted Title Exceptions) of any of the respective assets or properties of GSI or Guthrie Bank, respectively;

                           2.11.9 any discharge or satisfaction of any lien, mortgage, pledge, claim, security interest, charge, Encumbrance, or restriction or payment of any obligation or liability (absolute or contingent), of GSI or Guthrie Bank, other than in the Ordinary Course of Business;

                           2.11.10 any declaration or payment of dividends by either GSI or Guthrie Bank on their respective capital stock, except as expressly authorized to be paid by GSI to the GSI Shareholders pursuant to the provisions of Section 1.1.1(iv), above;

                           2.11.11 any cancellation or compromise by GSI or Guthrie Bank, respectively, of any material debt or claim, other than in the Ordinary Course of Business or upon payment in full;

                           2.11.12   any   waiver  by  GSI  or   Guthrie   Bank,
         respectively, of any material rights of value, other than in the Ordinary Course of Business or upon payment in full;

                           2.11.13 except in the Ordinary Course of their respective Businesses, any entering into, or agreeing to enter into, any agreement or arrangement granting any preferential right to purchase any of their respective assets, properties, or rights or requiring the consent of any party to the transfer and assignment of any such respective assets, properties, or rights;

                           2.11.14   any   entering   into   of   any   material
         transaction, contract, or commitment outside the Ordinary Course of its Business;

                           2.11.15 any introduction of any material change with respect to the operation of their respective businesses, including, without limitation, their respective methods of accounting (exclusive of changes generally applicable to the banking business or industry such as, without limitation, changes in banking statutes, rules and regulations, changes in accounting principles, rules and practices and changes in tax laws and regulations, and the prevailing interpretation of any thereof);

                           2.11.16 any receipt of notice or knowledge of, or reason to believe that any labor unrest exists among any of their respective employees, or that any group, organization or union has attempted to organize any of their respective employees, or any receipt of notice or knowledge of, or reason to believe that there will be, resignations of several of their respective employees, or of more than two (2) of the key executive employees of Guthrie Bank, i.e., Vice President, or above, by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

                           2.11.17 any failure to operate their respective business organizations intact and to seek to preserve the goodwill of their respective customers and others with whom they have business relations;

                           2.11.18 any making by either GSI or Guthrie Bank, respectively, of any capital expenditure or capital addition or betterment in excess of $10,000 per respective project;

                           2.11.19 any making by either GSI or Guthrie Bank, respectively, of any loan or discount or entering into a financing lease (A) which has not been made for good, valuable and adequate consideration in the Ordinary Course of Business, and (B) which has not been evidenced by notes or other evidences of indebtedness which are true, genuine and what they purport to be; or

                           2.11.20  any agreement to do any of the foregoing.

                           2.11.21 For purposes of this Agreement, the term "Ordinary Course of Business" shall be defined to mean an action taken by a person which: (i) is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person; (ii) is not required to be authorized by Board of Directors of such person (or by any person or group of persons exercising similar authority); and (iii) is similar in nature and magnitude to action customarily taken, without any authorization by the Board of Directors (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations of such persons that are in the same line of business as such person.

                  Section 2.12   Employee Benefit Plans.   Unless  disclosed  in
         Exhibit 2.12 hereto:

                           2.12.1 Neither GSI nor Guthrie Bank, respectively, maintains nor has maintained, nor has any present or future obligation or liability under, any funded deferred compensation plans (including profit sharing, pension, 401(k), savings, employee stock ownership plans or trusts or other stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than the respective plans, if any, maintained by any of them as set forth in Exhibit 2.12 hereto, to include, without limitation, the Guthrie Bank ESOP, the Guthrie Bank 401(k) Plan and the Guthrie Bank Management Stock Bonus Plan (true and correct copies of each of which have been delivered to Buyer) (hereinafter collectively referred to as the "Benefit Plans").

                           2.12.2 There are no multi-employer plans, as defined in Section 4001(a)(3) of ERISA, to which either GSI or Guthrie Bank, respectively, contributes, or under which either of them has any present or future obligation or liability.

                           2.12.3 Each of the Benefit Plans which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, and which is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code of 1986 ("Code") ("Pension Plan"), has been determined by the Internal Revenue Service to be so qualified and neither GSI nor Guthrie Bank is aware of any fact that would adversely affect such qualified status. To the best of the knowledge of Sellers, each Benefit Plan has been operated and administered in accordance with the requirements of ERISA and the applicable provisions of the Code and has been fully funded at the times and in the amounts required by the terms and conditions of each Benefit Plan by the entity maintaining that Benefit Plan, i.e., GSI or Guthrie Bank, respectively, as the case may be.

                           2.12.4 With respect to each Benefit Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the most recent such annual report on IRS Form 5500, which is included in Exhibit 2.12, since the end of the period covered thereby.

                           2.12.5 None of the Benefit Plans (or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with either GSI or Guthrie Bank, respectively, or any of them, within the meaning of Section 414(b) or (c) of the
         Code) which are subject to Title IV of ERISA has completely or partially terminated, or been the subject of a reportable event as defined in Section 4043 of ERISA.

                           2.12.6 No proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan (or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with either GSI or Guthrie Bank, respectively, or any of them, within the meaning of Section 414(b) or (c) of the Code) pursuant to Subtitle C of Title IV or ERISA have been instituted or threatened. No liability under Subtitle D of Title IV of ERISA has been incurred by either GSI or Guthrie Bank with respect to a Pension Plan or a pension plan maintained by a trade or business whether or not incorporated which is under common control with either GSI or Guthrie Bank, respectively, or any of them, within the meaning of Section 414(b) or
         (c) of the Code.

                           2.12.7 The present value of all accrued benefits (vested and non-vested) under each of the defined benefit pension plans disclosed under Exhibit 2.12 did not, as of the latest valuation date, exceed the then current market value of the assets of such plan allocable to such accrued benefits based upon the actuarial assumptions currently utilized for such plans and as disclosed under Exhibit 2.12, and no accumulated funding deficiency (whether or not waived) exists with respect to any such plan which has been terminated by either GSI or Guthrie Bank, respectively, or any of their respective predecessors.

                           2.12.8 There has been no prohibited transaction (as is defined in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan. No penalty or tax under Section 402(i) of ERISA or Section 4975 of the Code has been imposed upon either GSI or Guthrie Bank.

                           2.12.9 There are no pending or, to the knowledge of GSI or Guthrie Bank, any threatened claims by or on behalf of the Benefit Plans, by any employee or beneficiary covered under the Benefit Plans, or otherwise involving the Benefit Plans which allege a breach of fiduciary duties or violations of other applicable state or federal law which could result in liability on the part of either GSI or Guthrie Bank, respectively, or any of the Benefit Plans under ERISA or any other law, nor, to the knowledge of GSI or Guthrie Bank, respectively, is there any basis for such a claim.

                           2.12.10 Each of GSI and Guthrie Bank, respectively, has complied with all provisions relating to continuation coverage required by Title I, Subtitle B, Part 6 of ERISA as applicable.

                  Section 2.13 Forms of Instruments, Etc. GSI and Guthrie Bank will make available to Buyer, upon request, copies of all standard forms of savings and deposit accounts, certificates of deposit, notes, mortgages, deeds of trust, security agreements and other routine documents of a like nature utilized on a regular and recurring basis by any of them in their respective Ordinary Course of Business.

                  Section 2.14 Required Reports and Compliance with Laws and Orders. GSI and Guthrie Bank has each duly filed with the OTS, the FDIC and the SEC, as the case may be, in correct form the reports required to be filed by and is in material compliance in all material respects with all laws, rules, regulations, policy guidelines, orders and requirements applicable to it and has paid all premiums and special assessments due and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and GSI and Guthrie Bank have previously delivered or made available to Buyer accurate and complete copies of all such reports. In connection with the most recent examinations of GSI and Guthrie Bank, respectively, by the OTS or the FDIC, as the case may be, neither GSI nor Guthrie Bank was required to correct or change any action, procedure or proceeding which GSI or Guthrie Bank believes has not been corrected or changed as required by said examination. To the best of Sellers' knowledge, there are not any facts or circumstances which would prevent any required consents and approvals to the Acquisition being obtained from the OCC, the OTS, the FRB, the SEC or the FDIC.

                  Section 2.15 Loans.  All loan  agreements,  notes  receivable, borrowing arrangements, and leases ("Loans") made or held by GSI or Guthrie Bank, as lender, as reflected in the Financial Statements and/or on the books of GSI or Guthrie Bank, respectively, are valid, binding, and enforceable obligations of the respective debtors without any claims or defenses, except as set forth on Exhibit 2.15 which is attached hereto and by this reference made an integral part hereof, and each such Loan which is secured by a security interest in personal property is secured by a valid and perfected lien and each such Loan which is secured by an interest in real property is secured by a valid and perfected mortgage lien. The Loans and loan portfolio of GSI or Guthrie Bank, respectively, are in accordance in all material respects with all applicable laws, regulations, orders and policy guidelines other than as disclosed in examination reports or in Exhibit 2.15 hereto. Exhibit 2.15 hereto contains a list of all loan commitments of GSI or Guthrie Bank exceeding $50,000 including the name of the borrower, other loans of such borrower held by GSI or Guthrie Bank, respectively, and the type of security for the loan. The aggregate reserves for Loans included in the Financial Statements are adequate as of such dates in all respects for all known and/or estimated losses as of such dates (net of recoveries relating to Loans previously charged off) on any Loans of GSI or Guthrie Bank, respectively, which were outstanding as of such date. To the best of the knowledge of GSI and Guthrie Bank, all Loans of

GSI and Guthrie Bank are bona fide and arose in the Ordinary Course of Business. Except for Loans described and listed in Exhibit 2.15 hereto (which Exhibit shall include the borrower's name, amount of the loan, the number of days, if any, the loan is delinquent and the name of the entity, bank or holding company, i.e., GSI or Guthrie Bank, which made that Loan), neither GSI nor Guthrie Bank, respectively, is a party to any written or oral (i) Loan under the terms of which the obligor is more than thirty (30) days in default in payment of principal, interest, or other provisions thereof as of the dates shown thereon;
(ii) Loan which has been or may be classified by the examiners for the OTS or the FDIC, as "substandard," "doubtful," "loss," "other loans especially mentioned," or any comparable classification used by such regulatory agencies;
(iii) Loan which has been so classified internally by that lender; (iv) Loan by GSI or Guthrie Bank to any of its respective directors or officers, or any member of its respective directors' or officers' immediate families (spouse, siblings, children, or parents), or any affiliate or associate (as such terms are defined in the rules and regulations applicable to that respective bank) of the foregoing which is more than thirty (30) days delinquent, or (v) Loans which are in known violation of any law, regulation, or rule of any governmental authority, federal, state or county. Except as noted in Exhibit 2.15 hereto, the documentation for all Loans of GSI or Guthrie Bank, respectively, which are described in Exhibit 2.15 is substantially in the same form as for the other Loans of similar type of GSI or Guthrie Bank, respectively.

                  Section 2.16 No Impending Material Adverse Events. Unless disclosed in Exhibit 2.16, which is attached hereto and by this reference made an integral part hereof, as of the date hereof, neither GSI nor Guthrie Bank, respectively, has knowledge of any impending loss of their respective business, or of any other presently existing facts or circumstances which would be reasonably likely to have a material adverse effect upon the respective financial condition, results of operations, business, or prospects of GSI or of Guthrie Bank, respectively, other than changes which are the result of changes in laws or regulations or other factors affecting banking institutions in general.

                  Section 2.17 Books and Records. The minute books of GSI and Guthrie Bank, respectively, each reflect accurately all significant action ever taken by the shareholders and board of directors (or any committee thereof), of each of those entities, i.e., GSI or Guthrie Bank, respectively.

                  Section  2.18  Regulatory  Agreements.  Except as disclosed in
Exhibit 2.18 hereto, neither GSI nor Guthrie Bank, respectively, is a party to any Prompt Corrective Action, Assistance Agreement, Supervisory Directive, memorandum of understanding, consent order, cease and desist order or condition or any other regulatory letter, order or decree with, or a party to any commitment letter or similar undertaking to, or is subject to any order to or directive by, or has adopted any board resolutions at the request of, the OTS, the FDIC or the SEC, as applicable, or any other regulatory agency that restricts the conduct of the respective business of GSI or Guthrie Bank, or in any manner relates to the capital adequacy, credit policies, ability to pay dividends, net worth or asset management or maintenance, or good standing of GSI or Guthrie Bank, respectively; nor has either GSI or Guthrie Bank been advised by any such regulatory agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

                  Section 2.19 Full Disclosure. None of the information concerning GSI or Guthrie Bank, respectively, contained in this Agreement and the schedules hereto, or in any of the lists, documents or instruments attached hereto or to be delivered by or on behalf of GSI or Guthrie Bank, respectively, as contemplated by any provision of this Agreement, or as provided to Buyer for inclusion in any of the applications or documents to be filed with governmental agencies in connection with obtaining requisite approvals for the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole with all other such lists, documents, instruments or other information so furnished in light of the circumstances in which they are made, not misleading.

                  Section 2.20  Investments.

                           2.20.1 Set forth in Exhibit 2.20 hereto is a list of all investment and mortgage-backed and related securities owned by GSI and Guthrie Bank, respectively, indicating the original cost and current market value thereof. Except as disclosed in Exhibit 2.20, since February 28, 1999, no investment or mortgage-backed and related securities have been acquired or disposed of by either GSI or Guthrie Bank, respectively, except in the Ordinary Course of Business and the investments of GSI or of Guthrie Bank in investment and mortgage-backed and related securities are in accordance in all material respects with all applicable laws, regulations, orders, and policy guidelines.

                           2.20.2 GSI and Guthrie Bank have each set forth respectively in Exhibit 2.20 hereto a written description as of the date hereof of each real estate development project in which either GSI or Guthrie Bank has an equity ownership, if any, the amount of funds invested by either GSI or Guthrie Bank, respectively, the appraised value of any real property for which appraisals exist and the carrying value on the books of GSI and Guthrie Bank, respectively, for any such investment and, with respect to each such project which has not been completed, an estimate of the cost of completing such project. GSI and Guthrie Bank, each has made available to Buyer true and complete copies of appraisal reports relating to each such project as are available.
         Exhibit 2.20 also includes a listing of all other real property in which either GSI or Guthrie Bank, respectively, has an equity interest and the amount of each such investment. To the best of the knowledge of GSI and Guthrie Bank, respectively, there are no facts, circumstances or contingencies which exist or which are reasonably likely to occur prior to the Closing hereunder (other than general economic conditions and conditions generally affecting real estate) which would require a material reduction under generally accepted accounting principles in the aggregate values of the real estate investments, other real estate owned, joint ventures, and construction loans, respectively, of either GSI or Guthrie Bank, which reductions are not disclosed or reflected in the Financial Statements, or Exhibit 2.20.

                  Section 2.21    Repurchase  Agreements.  Unless  disclosed  in
         Exhibit 2.21 hereto,
with respect to all repurchase agreements pursuant to which either GSI or Guthrie Bank, is a party, (a) where either GSI or Guthrie Bank, respectively, has an obligation to resell securities, it has either good title to or a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase Agreement, and the value of the collateral securing each such repurchase agreement to which any of them is a party at the date hereof equals or exceeds the amount of the debt secured by such collateral under such repurchase Agreement, and (b) where either GSI or Guthrie Bank has the respective obligation to repurchase securities, the value of the collateral securing the said obligation of GSI or Guthrie Bank, respectively, does not exceed 100% of the amount of said obligation.

                  Section 2.22  Significant  Agreements.  Except as set forth in
Exhibit 2.22 hereto, neither GSI nor Guthrie Bank, respectively, is a party to (in its own name or as a successor in interest) nor bound by any written or oral:

                           2.22.1 contracts or commitments involving employment, consulting, deferred compensation, profit sharing, pension, bonus, retirement, percentage compensation, incentive compensation, service award, severance payment, employee benefit, or stock options or warrants;

                           2.22.2 leases or licenses with respect to any property, real or personal, as lessor, lessee, licensor, or licensee, except leases of personal property with either GSI or Guthrie Bank, respectively, as the case may be, as lessee with rental payments of less than $5,000 per annum in the aggregate;

                           2.22.3      contract   or   commitment  for   capital
         expenditures in excess of $10,000 for any one project;

                           2.22.4 material contract or commitment made other than in the Ordinary Course of Business for the purchase of materials or supplies or for the performance of services for a period extending beyond February 28, 1999;

                           2.22.5 contract or option for the purchase of any real or personal property other than in the Ordinary Course of Business;

                           2.22.6  letter of credit or guarantee Agreement;

                           2.22.7  collective   bargaining  or  other  agreement
         entered into with any union or other entity representing employees;

                           2.22.8 contract or commitment to (a) acquire investment securities in excess of $25,000, or (b) to extend credit in excess of $100,000, in each case for any one contract or commitment; or

                           2.22.9 contracts, commitments, or agreements not otherwise described in Subsections 2.22.1 - 2.22.8, above, made other than in the Ordinary Course of Business, in an amount with a value of more than $10,000 in the aggregate.

                  Each of GSI and Guthrie Bank, respectively, has performed in all material respects all material obligations required to be performed by it to date, and is not in default under, and no event has occurred which, with the lapse of time or action by a third party, would result in a default under, any presently outstanding indenture, mortgage, lease, contract, commitment, or agreement to which either GSI or Guthrie Bank is a party, respectively, or by which it is bound and which is material, or is set forth in Exhibit 2.22 hereto, and each such presently outstanding indenture, mortgage, lease, contract, commitment, or agreement is a valid, legally binding obligation of GSI and/or Guthrie Bank, respectively, as the case may be, and the other party or parties thereto.

                  Section 2.23 Insurance. Exhibit 2.23 hereto lists the insurance policies which GSI and Guthrie Bank each has in full force and effect with respect to its respective assets and business. Unless disclosed in Exhibit 2.23, since January 1, 1998, neither GSI nor Guthrie Bank has received any notice of cancellation with respect to any of its insurance policies or bonds, and within the last three (3) years neither GSI nor Guthrie Bank has been refused any insurance coverage sought or applied for (except where the refusal of coverage relates to an insurer's ceasing generally to offer a particular type of coverage), and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire.

                  Section 2.24 Transactions with Affiliated Persons. Except as listed in Exhibit 2.24 hereto, or elsewhere in this Agreement, no "affiliated persons" or "affiliate" of either GSI or Guthrie Bank, respectively, as those terms are defined in 12 C.F.R. ss.561.5 and 12 C.F.R. ss.563.41, respectively, have engaged in any material transactions with either GSI or Guthrie Bank, respectively.

                  Section 2.25 Brokers. Except as listed in Exhibit 2.25 hereto, neither the Directors, GSI nor Guthrie Bank has retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of such person's acting as a broker, finder or otherwise in connection with this Agreement, the Acquisition or the other transactions contemplated hereby, other than Hovde Financial, Inc., a Washington, D.C. investment banking firm and/or Jeffrey W. Warlick, Senior Vice President of Hovde Financial, Inc. (Referred to herein collectively as "Hovde") pursuant to a separate written agreement between Sellers and Hovde, a complete and accurate copy of which was delivered to Buyer by Sellers before the date of this Agreement. Accordingly, GSI and Guthrie Bank hereby indemnify and agree to hold Buyer harmless from and against any and all loss, cost or expense (including reasonable attorneys' fees and expenses) resulting from any claim for any fee, commission, or similar payment by any broker, agent, finder or salesman as the result of any action of the Directors, GSI or Guthrie Bank, respectively, incident to the Acquisition, this Agreement or the transactions contemplated hereby, it being understood that the liability of Guthrie Bank under this provision is limited to the extent necessary to comply with the requirements of 12 U.S.C. ss.ss. 371c and 371c-1. GSI and Guthrie Bank hereby acknowledge and agree that, conditioned wholly upon the successful consummation of the Acquisition pursuant to this Agreement, GSI and Guthrie Bank shall hold

Buyer wholly harmless from and shall cause Hovde to be fully paid the full amount of the commission or finder's fee which GSI and Guthrie Bank have agreed to pay Hovde pursuant to their separate agreement with Hovde, the full and complete copy of which was previously provided to Buyer.

                  Section 2.26 No Default. Neither GSI nor Guthrie Bank, respectively, is in default under and no event has occurred which, with the lapse of time or action by a third party, would result in a default under the terms of (i) any judgment, decree, order, or writ of any agency of any government or court, whether federal, state or local and whether at law or in equity, or (ii) any license, permit, rule or regulation of any federal or state or local governmental agency which default would have a materially adverse effect upon the respective financial condition, results of operation, business or properties of GSI or Guthrie Bank.

                  Section 2.27 Hazardous Materials. To the best knowledge of GSI or Guthrie Bank, respectively, no "Hazardous Materials" (as hereinafter defined) has been disposed of, buried beneath, or percolated beneath the respective real property, or improvements thereon, owned now or during the last five years by GSI or Guthrie Bank, respectively (the "Real Property"), nor has any Hazardous Materials ever been removed from and stored off-site of the Real Property, or of any real or personal property securing the Loans of any of those said respective entities. Further, to the best knowledge of GSI and Guthrie Bank, respectively, there has been no "Release" (as hereinafter defined) of any Hazardous Materials on or from the Real Property or any improvements thereon. GSI and Guthrie Bank, respectively, is each in material compliance with all applicable federal, state and local laws, administrative rulings, and regulations of any court, administrative agency or other governmental or quasi-governmental authority, relating to the protection of the environment (including, but not limited to, laws prohibiting the creation of a public nuisance). Neither GSI nor Guthrie Bank, respectively, has received notification from any governmental entity or a private citizen acting in the public interest that it is a potentially responsible party under Section 107 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA") or Section 7003 of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and none of them has received notification from any federal, state, or local government agency, or regulatory body, of a violation. The term "Environmental Laws" for the purposes of this Agreement, shall include, without limitation, the Clean Air Act, 42 U.S.C. ss.7401, et seq.; the Clean Water Act, 33 U.S.C. ss.1251, et seq., and the Water Quality Act of 1981; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.136 et seq.; the Marine, Protection, Research and Sanctuaries Act, 33 U.S.C. ss.1401, et seq.; the National Environmental Policy Act, 42 U.S.C. ss.4321, et seq.; the Noise Control Act, 42 U.S.C. ss.4901, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.651, et seq.; the RCRA, 42 U.S.C. ss.6901, et seq.; as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq.; CERCLA, 42 U.S.C. ss.9601, et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community- Right-to-Know Act; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. ss.2601, et seq. and the Atomic Energy Act, 42 U.S.C. ss.2011, et seq., all as may have been amended as of the date of this Agreement, together with their implementing regulations and guidelines as of the date of this Agreement. The term "Environmental Laws" shall also include all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" shall include, without limitation, any hazardous substance, pollutant, or contaminants regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquified natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos, polychlorinated biphenyls, and other substances regulated under TSCA; source material; special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws. The term "Release" shall have the meaning given to such term in Section 101(22) of CERCLA.

                  Section 2.28 Books and Records. The books of account, minutes books, stock record books and other records of GSI and Guthrie Bank, respectively, all of which have been made available to Buyer (except for any records relative to the Acquisition), are complete and correct and have been maintained in accordance with sound business practices. The minutes books of each of GSI and Guthrie Bank contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of each of GSI and Guthrie Bank, respectively, and no meetings of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing hereunder, all of those books and records will be in the possession and control of GSI and Guthrie Bank, respectively.

                  Section 2.29 Condition and Sufficiency of Assets. The buildings, structures and equipment of GSI and Guthrie Bank, respectively, whether owned or leased, are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, structures and equipment of GSI and Guthrie Bank, respectively, are sufficient for the continued conduct of the businesses of each of those entities after the Closing in substantially the same manner as they were being conducted prior to the Closing.

                  Section 2.30  Employees and Directors.

                           2.30.1 Exhibit 2.30 which is attached hereto and by this reference made an integral part hereof, contains a complete and accurate list of the following information for each employee or director of GSI or Guthrie Bank, respectively, including, each employee on leave of absence or layoff status; employer; employee name; job title, current compensation paid or payable, and any change in compensation since December 31, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other Benefit Plan of any type or kind or any other Pension Plan, employee benefit plan or any other director plan of any type or kind maintained by either GSI or Guthrie Bank, respectively. Exhibit 4.1.10, which is attached hereto as referenced in Section 4.1.10, below, contains a complete and accurate list of the employee salary increases and cash bonuses (not to exceed, in the aggregate, $10,000) which Sellers contemplate making and paying to their employees on or before the Effective Time.

                           2.30.2 No employee or director of GSI or Guthrie Bank, respectively, is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights Agreement, between such employee or director and any other person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his/her duties as an employee or director of GSI or Guthrie Bank, respectively, or (ii) the ability of GSI or Guthrie Bank, respectively, to conduct its respective business, including, without limitation, any Proprietary Rights Agreement with the Directors, the GSI Shareholders, GSI or Guthrie Bank by any such employee or director. To the knowledge of GSI or Guthrie Bank, no director, officer, or other key employee of either GSI or Guthrie Bank, respectively, intends to terminate his/her employment with such entity in the immediate future or as a result of the entering into this Agreement or consummating of the Acquisition contemplated hereunder.

                  Section 2.31 Improper Payments. None of the officers, directors, agents or employees of either GSI or Guthrie Bank, respectively, nor, to the knowledge of GSI or Guthrie Bank themselves, respectively, any other person or entity (including, without limitation, any affiliate of the Directors, GSI or Guthrie Bank, respectively) acting on behalf of either GSI or Guthrie Bank, as the case may be, in any case for which such action may be attributable to either GSI or Guthrie Bank, has directly or indirectly, on behalf of or with respect to either GSI or Guthrie Bank, (i) made any political contributions with funds of GSI or Guthrie Bank, respectively, (ii) made any payment which was not legal to make or which was not legal for the payee to receive, (iii) received any payment which was not legal to receive or which was not legal for the payor to make, (iv) executed any material transaction or payment which is not properly booked in accordance with generally accepted accounting principles, or (v) had any off- book bank or cash accounts of which GSI or Guthrie Bank, respectively, was the beneficial owner.

                  2.32 Year 2000 Data Processing Compliance. To the best knowledge of Sellers, the data processing systems of each of GSI and Guthrie Bank have been made, or are currently in the process of being made, Year 2000 compliant and will be fully Year 2000 compliant on or before December 31, 1999. GSI and Guthrie Bank are currently in compliance with all existing OTS rules and regulations pertaining to becoming or being Year 2000 compliant and neither has received any notification of any kind or nature from the OTS, or any other government regulatory agency which has jurisdiction over them, that they are not in compliance with, or are failing in any manner to fully satisfy all of the OTS rules and requirements for their data processing systems being or becoming Year 2000 compliant. GSI and Guthrie Bank have been examined by the OTS in the last year to verify their efforts to comply with the OTS rules and regulations on becoming Year 2000 complaint (a full and complete copy of which said OTS exam has been provided by Sellers to Buyer) and said exam did not note any deficiencies or defaults of GSI or Guthrie Bank in becoming Year 2000 complaint on a timely basis which have not been completely satisfied or cured by GSI and Guthrie Bank prior to the date of this Agreement.

                  Section 2.33 Delays. Sellers are not aware of any matter that could cause a delay in receiving the approvals required by this Agreement before it can be consummated.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer  hereby   makes  the   following   representations   and
warranties to GSI as of the date of this Agreement, and as of the Closing Date, as follows:

                  Section 3.1  Organization  and  Standing of Buyer.  Buyer is a
national banking association organized, validly existing and with a corporate existence under the laws of the United States of America. Buyer has all requisite corporate power and authority and is duly qualified and licensed and possesses all licenses, franchises, permits and other governmental authorizations necessary to own, lease and operate its assets and properties and to conduct its business as now being conducted, including, without limitation, the full power and authority to enter into and perform under this Agreement and the transactions contemplated hereby. All approvals, if any, required to be obtained from the Board of Directors or the shareholders of Buyer under Buyer's Articles of Association and By-laws or applicable law have been obtained or will be obtained prior to the Closing Date, subject to the absolute right of any government regulatory agency to deny such approval.

                  Section 3.2 Authority. Buyer has full corporate power and authority to carry out the transactions provided for in this Agreement on the terms and conditions set forth herein. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, will conflict with, or result in a breach of, any terms, condition or provision of, or constitute a default under, (a) the Articles of Association or Bylaws of Buyer, (b) any agreement or instrument to which Buyer is a party or by which it is bound, or (c) any material order, judgment or decree to which Buyer is subject.

                  Section 3.3 Brokers. Buyer has not retained or otherwise engaged or employed any broker, finder or any other person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other person, for or on account of such person's acting as a broker or finder in connection with this Agreement, or the Acquisition or the other transactions contemplated hereby.

                  Section 3.4 Legal Proceedings. There is no action, suit or proceeding pending against or affecting, or, to the knowledge of Buyer, threatened against or affecting Buyer, or any of its assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against Buyer, have a material adverse impact on the business, properties, assets, liabilities or financial condition of Buyer (that are not already reflected in Buyer's current financial statements) and which would have a material adverse effect on Buyer's ability to consummate the Acquisition.

                  Section 3.5 Consents and Approvals. Except for the respective consents and approvals of or filings or registrations with or notices to the OTS, the FRB, the OCC and/or the FDIC or the expiration of any related applicable waiting periods, no consents or approvals of or filings or registrations with, or notices to any governmental agency, commission or authority are necessary, and no waiting periods related thereto are required to expire, in connection with (i) the execution and delivery by Buyer of this Agreement and (ii) the consummation by Buyer of the transactions contemplated hereby. To the best of Buyer's knowledge, there are not any facts or circumstances which would prevent any required consents and approvals to the Acquisition being obtained from the federal regulatory agencies listed above in this Section 3.5.

                  Section 3.6 No Impending Material Adverse Events. As of the date hereof, Buyer has no knowledge of any impending loss of business, or of any other presently existing facts or circumstances which would be reasonably likely to have a material adverse effect upon the financial condition, results of operations, business, or prospects of Buyer.

                  Section 3.7 Full Disclosure. None of the information concerning Buyer contained in this Agreement and the schedules hereto, or in any of the lists, documents or instruments attached hereto or to be delivered by or on behalf of Buyer as contemplated by a provision of this Agreement, or in any of the applications or documents to be filed with governmental agencies in connection with obtaining requisite approvals for the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, taken as a whole with all other such lists, documents, instruments or other information so furnished in light of the circumstances in which they are made, not misleading.

                  Section 3.8 Buyer's Financial Statements. Buyer has delivered or will deliver to GSI copies of the statements of financial condition of Buyer as of December 31, 1997, and as of December 31, 1998, and the related statements of operations, changes in equity and cash flows for the six months period ending December 31, 1997, and the year ended December 31, 1998, in each case accompanied by the audit report of KPMG, LLP. The statements of financial condition of Buyer referred to herein (including the related notes, where applicable) fairly present the results of the operations, changes in equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied.

                  Section 3.9  Compliance with Laws.

                           3.9.1 To the knowledge of Buyer, it is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would reasonably be expected to have a material adverse effect on the financial condition or operations of Buyer; and

                           3.9.2 Buyer is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order to, directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities (the "Regulatory Authorities") charged with the supervision or regulation of the operations of any of them nor has it been advised by any such government authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum or understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                  Section 3.10   Delays.   Buyer is not aware of any matter that
could cause a delay in receiving the approval required by this Agreement.

                  Section 3.11 Year 2000 Compliance. To the knowledge of Buyer, Buyer has taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the banking business conducted by Buyer to be substantially Year 2000 compliant on or before the end of 1999 and, except as may be set forth on
Exhibit 3.11 hereto, which is attached hereto and by this reference made an integral part hereof, Buyer does not expect its future cost of addressing such Year 2000 issues to be material.

                                   ARTICLE IV

                 FURTHER COVENANTS AND AGREEMENTS OF THE PARTIES
                 -----------------------------------------------

                  Section 4.1 Conduct of Business. GSI and Guthrie Bank, respectively, warrant and covenant to Buyer that, between the date of this Agreement, and the Closing Date, the business of GSI and of Guthrie Bank, respectively, shall (except with the prior written approval of Buyer), be conducted in accordance with the following provisions:

                           4.1.1 Except as contemplated by this Agreement, neither GSI nor Guthrie Bank, respectively, shall engage in any transaction or incur any obligations except in the Ordinary Course of Business consistent with good corporate and banking practices. GSI and Guthrie Bank, respectively, shall each use its best efforts to maintain in effect all approvals, licenses and authorizations from all federal and state regulatory bodies and officials and all other rights, approvals and consents required to carry on their respective business as now being conducted by each of them.

                           4.1.2  GSI  and  Guthrie  Bank  shall  each  use  its
         respective best efforts to maintain and preserve its respective business organization intact (including, to the extent consistent with good business practice under the circumstances, the retention of its respective employees) and maintain its relationships and goodwill with deposit account holders, borrowers, employees and others having business relationships with either GSI or Guthrie Bank, respectively, so that they will be preserved for Buyer on and after the Closing Date.

                           4.1.3 Each of GSI and Guthrie Bank, respectively, shall be maintained at all times as a corporation or federal savings bank, as the case may be, duly organized, validly existing and in good standing and shall be qualified to conduct its business as now being conducted in accordance with all applicable laws.

                           4.1.4 Each of GSI and Guthrie Bank, respectively, shall take all steps reasonably necessary to maintain in force all of its respective existing casualty, liability and other insurance policies and fidelity bonds with respect to its respective business, properties, employees and agents, or replace them with substantially similar policies and bonds providing substantially the same coverage.

                           4.1.5 Neither GSI nor Guthrie Bank, respectively, shall make any change in their respective methods of accounting or in their respective applications of generally accepted accounting principles from the methods consistently applied throughout the periods covered by the Financial Statements referred to in Section 2.5 of this Agreement, except for changes required by changes in generally accepted accounting principles and changes in applicable regulatory requirements.

                           4.1.6 Each of GSI and Guthrie Bank, respectively, shall, at their sole cost and expense, maintain all of their respective properties in their respective present repair, order and condition, ordinary wear and tear excepted.

                           4.1.7 Neither GSI nor Guthrie Bank, respectively, shall (i) amend its respective Certificate of Incorporation, Charter or Bylaws, as the case may be, except as specified herein, or as consented to in advance by Buyer, (ii) or merge or consolidate with or into any other corporation, (iii) effect any stock split, or change in any manner the rights of the holders of its capital stock or the character of its business or (iv) elect any additional directors or officers.

                           4.1.8 Neither GSI nor Guthrie Bank, respectively, shall redeem or issue any of their respective securities or enter into any agreement providing for or granting any option, warrant, call, commitment or any agreement of any character relating to the purchase, sale, redemption or issuance of the respective securities of GSI or Guthrie Bank, nor shall GSI or Guthrie Bank, respectively, declare or pay any cash or stock dividends on any of their respective shares of issued and outstanding capital stock; except that GSI shall be expressly authorized to declare a dividend in the amount, at the time and subject to the terms and conditions imposed on such dividend by the express provisions of
         Section 1.1.1 (iv) above.

                           4.1.9 Neither GSI nor Guthrie Bank, respectively, shall take any action or omit to take any action which, to their respective knowledge, will cause a material breach of any of their respective contracts, commitments or obligations, including, but not limited to, their respective obligations under this Agreement.

                           4.1.10 Neither GSI nor Guthrie Bank, respectively, will (i) grant any increase in compensation or pay any bonus to any of their respective officers or other employees except as expressly provided in the Sellers' 1999 schedule of employee salary increases, and cash bonuses, a true and complete copy of which has been provided by Sellers to Buyer before the execution of this Agreement and is attached hereto as Exhibit 4.1.10 to this Agreement and by this reference made an integral part hereof, and/or except as provided for by contracts in existence as of the date of this Agreement (the cash bonuses to be granted by Sellers to Sellers' employees prior to the Effective Time shall not exceed the sum of $10,000, in the aggregate, as reflected on Exhibit 4.1.10 attached hereto); or (ii) enter into, amend or alter any bonus, incentive compensation, profit sharing, stock purchase, stock option, retirement, pension, group insurance, death benefit or other fringe benefit, arrangement or trust agreement for the benefit of officers or other employees of either GSI or Guthrie Bank, respectively, or any employment or consulting agreement thereof, other than any actions needed to be taken to terminate or modify such agreements in accordance with the requirements of this Agreement; or
         (iii) increase the staff of either GSI or Guthrie Bank, respectively, or (iv) pay any deferred compensation or any other payments to any of the respective directors, officers or employees of either GSI or Guthrie Bank; except for the regular board meeting fees payable to Directors and Guthrie Bank or the other compensation payable to officers or employees of GSI or Guthrie Bank in the Ordinary Course of Business.

                           4.1.11 Each of GSI and Guthrie Bank shall exercise good faith and use their respective best efforts to duly comply with all laws and regulations applicable to them and to the conduct of their business, including the Community Reinvestment Act, and all applicable anti-discrimination statutes and regulations regarding employment practices and the extension or denial of credit. Each of GSI and Guthrie Bank, shall file all tax returns and pay all taxes required of them and shall not extend or agree to the extension of any statutes of limitations with regard to such tax returns or tax liabilities.

                           4.1.12 Without limiting any of the foregoing covenants, each of GSI and Guthrie Bank shall conduct its respective business and affairs until the Closing hereunder in such manner that all of the representations and warranties contained in Article II of this Agreement required to be true at such time shall be true at such time, and so that all its agreements and conditions contained in this Agreement required to be performed by such time are so performed.

                           4.1.13 Neither GSI nor Guthrie Bank, respectively, shall (i) incur or guarantee any additional borrowings of any person or
         (ii) pledge any of their assets, except, in each such case in the Ordinary Course of Business and consistent with current business practice, and good corporate and banking practices.

                           4.1.14 Neither GSI nor Guthrie Bank shall purchase, or sell, or contract to sell any of their respective assets except in the Ordinary Course of Business, consistent with their current business practice.

                           4.1.15 Between the date of this Agreement and the Closing Date, neither GSI nor Guthrie Bank, respectively, shall take any of the actions, or allow any of the changes or matters to transpire which are set forth above in Section 2.11 of this Agreement.

                  Section 4.2  Access and Information.

                           4.2.1 Consistent with applicable law, each of GSI and Guthrie Bank, respectively, will permit Buyer, through its designated agents, accountants, counsel, auditors, and other representatives (collectively referred to as "Agents") to make or cause to be made such investigation of the business, properties and personnel of each of GSI and Guthrie Bank, respectively, as Buyer may reasonably deem necessary or advisable prior to the Closing under the circumstances (other than Sellers' internal documents and correspondence related solely to this Agreement and/or protected by the attorney/client privilege as to the Acquisition only). The Buyer and its Agents shall, at all reasonable times and with reasonable notice given to GSI and Guthrie Bank, as the case may be, without unduly interfering with the normal business operations of GSI or Guthrie Bank, respectively, have full access to their respective premises and to all of the respective properties, books, contracts, commitments, and records of GSI or Guthrie Bank. GSI and Guthrie Bank, respectively, shall, and each shall also authorize and direct its respective agents, auditors, accountants, and counsel, to fully cooperate with Buyer and its Agents in making available to them all financial and other information requested, including, without limitation, providing them with the right to examine all working papers pertaining to audits made and to make copies and extracts thereof, and full and complete access to all information concerning any litigation in which any of them is currently involved. GSI and Guthrie Bank, respectively, agree to cause to be delivered to Buyer or to make available to Buyer to the extent such documents or information exists, or are in their possession or control, all of the items pertaining to each of GSI or Guthrie Bank, respectively, if any, as are set forth and listed by Buyer on Exhibit 4.2.1 to this Agreement. Sellers shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, or would contravene any law, rule, regulation, order or judgment to which Sellers are expressly subject. No investigation by or on behalf of Buyer under this Section 4.2 or otherwise will affect any of the representations and warranties of either GSI or Guthrie Bank, respectively, as contained in this Agreement.

                           4.2.2 Until the Closing, each of the Parties hereto and their respective employees, agents, accountants, counsel, auditors and other representatives shall keep confidential any information (unless readily ascertainable from public information or sources) obtained from the other party, except as may be required to be disclosed to regulatory authorities, or in any requisite SEC filings, or to the public, or to LFC's, Buyer's or GSI's shareholders, respectively, in proxy and related materials. If this Agreement is terminated, promptly after such termination all documents, working papers or other written material obtained by one party from the other party in connection with this Agreement shall be returned to the party that provided such material and all additional copies thereof shall be destroyed by the non-providing party and the parties shall comply with all the provisions of section 8.1.1 of this Agreement, below, concerning the treatment of Confidential Information.

                           4.2.3 Commencing with the date of this Agreement and continuing until the first to occur of the Closing Date or the termination of this Agreement in accordance with the terms and provisions hereof, each of GSI and Guthrie Bank, as the case may be, shall promptly advise Buyer in writing of any matter relating to its respective financial condition, operations, assets, liabilities or business which arises or is discovered after the date of this Agreement, and which if existing or known on the date hereof would have been required to be set forth and described herein or in one of the Exhibits to this Agreement.

                  Section 4.3 Cooperation. The Parties hereto shall cooperate with each other in every way in carrying out the transactions contemplated hereby, in obtaining all required regulatory and any other approvals and authorizations therefor, and in executing and delivering all documents, instruments or copies thereof deemed necessary or useful by either party hereto. Buyer shall, at its sole cost and expense, promptly prepare and file such regulatory applications as are necessary to secure all federal and state approvals necessary to effectuate the transactions contemplated herein and GSI and Guthrie Bank, respectively, shall each assist Buyer with respect to any necessary applications to be filed with the OCC, the OTS, the FRB and the FDIC, respectively, provided, that the preparation and expense of all such applications shall be the sole responsibility of Buyer. Each party shall have the right to review and approve in advance all characterizations of the information relating to it and made by the other party which appear in any filing made in connection with the transactions contemplated by this Agreement.

                  Section 4.4 Buyer to Have No Control of GSI or Guthrie Bank Prior to the Closing Date. Prior to the Closing Date, Buyer will not control or attempt to exercise any control (as that term is defined in the Bank Control
Act) of the respective business or affairs of either GSI or Guthrie Bank. Prior to the Closing Date, the management and policy control of GSI and Guthrie Bank will each reside solely in its respective officers and directors and the election of its respective directors shall be solely the affair of their respective shareholders.

                  Section 4.5 Employees and Benefits. All employees of GSI and of Guthrie Bank, respectively, will, upon the Closing Date, continue as the respective employees of GSI and of Guthrie Bank, but the continuation of said employment thereafter shall be within the sole and absolute discretion of the officers and directors of Buyer, except to the extent otherwise specifically provided in this Agreement.

                  Section 4.6 Agreement Not to Negotiate. As a material inducement to cause Buyer to enter into this Agreement, Sellers (subject to the exercise of their fiduciary duties as advised by their counsel) hereby agree that during the term of this Agreement they will not, either themselves, itself, or through their, or its respective officers, directors, employees, agents, accountants, counsel, representatives or others, (i) solicit any other acquisition proposals, engage in any discussions concerning, or negotiate with other persons or entities regarding, any other acquisition proposals, whether formally or informally, or (ii) provide (except as may be required by law) any non-public information documents or materials to any person or entity (other than Buyer), or its agents, in connection with such proposals. If either of GSI or Guthrie Bank, respectively, violates this Section 4.6 in any respect, then, and in such event, Buyer shall be entitled to immediately seek the specific performance of this Agreement and GSI and Guthrie Bank each specifically acknowledge and agree that, then, and in such event, such equitable remedy will be necessary and appropriate for Buyer to seek and that in such event a legal remedy of damages would not be adequate to compensate Buyer for such a breach of this Agreement.

                  Section 4.7 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Buyer may, with the written consent of GSI, which consent shall not be unreasonably withheld or denied, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of GSI and Guthrie Bank set forth herein; provided that (i) the federal income tax consequences of any transactions created by such modification shall not be changed, (ii) the consideration to be paid to the GSI Shareholders is not thereby changed in kind or reduced in amount as a result of such modification, and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other conditions to the obligations of Buyer as set forth in Article V of this Agreement below.

                  Section 4.8 Environmental Audits of All Real Property Owned During Last Five Years. GSI and Guthrie Bank covenant and agree, at the direction and control of Buyer, at Buyer's sole cost and expense, to obtain, as expeditiously as possible, Phase I Environmental Audits of all parcels of real property which either GSI or Guthrie Bank now own or have owned at any time during the five (5) year period of time immediately preceding the date this Agreement is fully executed by the Parties. Within fifteen (15) days after the execution of this Agreement, GSI and Guthrie Bank will provide a list and adequate legal descriptions of all such parcels of real property so owned by them to Buyer and shall fully cooperate and assist the environmental consultants selected by Buyer in performing such audits and in facilitating the prompt completion thereof. If any of the Phase I Environmental Audits recommend the conducting of a Phase II Environmental Audit of any such parcel of real property owned or formerly owned by GSI or Guthrie Bank then, and in such event, the Phase II Environmental Audits shall be conducted by Buyer's environmental consultants, as expeditiously as possible, at the sole cost and expense of Buyer. Complete copies of all such Phase I and Phase II Environmental Audits so obtained shall be provided to GSI and to Buyer as soon as they are available, subject to the confidentiality provisions of this Agreement.

                  Section 4.9 Termination of the Benefit Plans. Each participant in the Guthrie Bank ESOP who is not fully vested on the Closing Date will, in accordance with the existing terms of the Guthrie Bank ESOP, become fully vested in his or her respective Guthrie Bank ESOP account as of the Effective Time. GSI and Guthrie Bank shall, at their sole cost and expense, take all necessary and appropriate actions to cause all of the Benefit Plans, i.e., the Guthrie Bank ESOP, the Guthrie Bank 401(k) Plan and the Guthrie Bank Management Stock Bonus Plan, each of which are described and defined in Sections 1.14.12, 1.14.13 and 1.14.14, above, respectively, to be completely terminated on the Closing Date, or as soon thereafter as possible, in order that each of them will not have any continuing existence insofar as GSI, Guthrie Bank or Buyer is concerned and neither GSI, Guthrie Bank nor Buyer shall have any further or future liability or responsibility for any of the Benefit Plans from and after the Closing Date. The termination of each of the Benefit Plans shall be done in a manner complying with all provisions of the applicable laws and regulations and with the express terms and conditions of each of the Benefit Plans themselves. All funds to be paid by Buyer to the Guthrie Bank ESOP on the Closing Date to purchase all of the Common Stock owned by the Guthrie ESOP on the Closing Date, shall be held or distributed by the Trustees of the Guthrie Bank ESOP, as expeditiously as possible, in a manner fully complying with all applicable laws and regulations and the express terms of the Guthrie Bank ESOP, subject to the requirement in
Section 1.14.16, above, that the Trustees of the Guthrie Bank ESOP cause the Guthrie Bank ESOP to pay in full the then remaining balance of the ESOP Note to GSI, or Guthrie Bank, as the case may be, on the Closing Date (the ESOP Note has a balance of $226,655.00 as of the date of this Agreement). Upon repayment of the Guthrie Bank ESOP Note, the assets of the Guthrie Bank ESOP will be allocated in accordance with the terms of the Guthrie Bank ESOP. GSI, Guthrie Bank and the Directors, respectively, hereby covenant and agree to take all actions necessary to terminate each of the Benefit Plans in accordance with the terms and provisions of this Section 4.9 and to provide to Buyer on the Closing Date evidence satisfactory to Buyer that each of the Benefit Plans has been, or will expeditiously be, properly terminated and that neither Buyer, GSI nor Guthrie Bank will have any continuing liability or responsibility for operation and maintenance of any of the Benefit Plans from and after the Closing Date.

                  Section 4.10 Filings, Notices and Financial Statements. During the period commencing on the date hereof and ending on the Closing Date, Buyer shall provide to Sellers and Sellers shall provide to Buyer copies of all filings made by either Buyer or Seller, respectively, as the case may be, on or after the date hereof with the FRB, OTS, OCC and/or FDIC and any other federal or state regulatory agency which has authority to regulate Sellers or Buyer or any of their respective subsidiaries within three (3) business days following any such filing.

                  Section 4.11 Termination of Computer Servicing Agreement with BISYS, INC. On or before June 1, 1999, Guthrie Bank will provide written notice to BISYS, INC. ("BISYS") of its intent to completely terminate and discontinue, effective as of December 31, 1999, all data processing and other services currently being provided to Guthrie Bank under the terms and conditions of that certain Computer Servicing Agreement originally entered into by and between Guthrie Bank and COMAC Joint Venture dated January 1, 1985 ("BISYS Agreement"), as subsequently assigned to BISYS by COMAC Joint Venture and assumed by

BISYS, with Guthrie Bank's consent by virtue of that certain Acknowledgment and Assignment executed and delivered by COMAC Financial Systems, Inc. (The assignee of COMAC Joint Venture), BISYS and Guthrie Bank dated September 8, 1992 ("BISYS Assignment"). Guthrie Bank has delivered to Buyer prior to the date of this Agreement, true, complete and correct copies of the BISYS Agreement and the BISYS Assignment, together with any and all amendments and modifications thereto. The written notice of termination of the BISYS Agreement, effective December 31, 1999, to be given by Guthrie Bank on or before June 1, 1999, pursuant to this Section 4.11 shall be in form and substance acceptable to Buyer.

                  Section  4.12  Modification  of  Ochs  and  Warner  Employment
Agreements. Sellers agree to use their best efforts to obtain and provide to Buyer, on or before the Closing Date, from Ochs and Warner a written cancellation, release and surrender (in form and substance satisfactory to Buyer) of those certain Change in Control Severance Agreements, each dated February 11, 1997, by and between GSI and Ochs and Warner, respectively, such that such agreements shall cease, terminate, be of no further force and effect and impose absolutely no obligations or liabilities on either GSI or Buyer from and after the Closing Date. In addition, Guthrie Bank will use its best efforts to execute and enter into written modifications or amendments to the Ochs Employment Agreement and the Warner Employment Agreement, respectively, which will amend those employment agreements to delete in their entirety therefrom the provisions of Section 12(b)(ii) and (v) thereof, with all other provisions of the Ochs and Warner Employment Agreements to remain in full force and effect as originally stated. The said amendments to the Ochs and Warner Employment Agreements shall be in form and substance satisfactory to Buyer.

                                    ARTICLE V

                   CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE
                   -------------------------------------------

                  The obligations of Buyer to complete and consummate the transactions provided for in this Agreement shall be subject to the complete satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, provided that any such condition (other than those set forth in Section 5.1 below) may be waived by Buyer in writing.

                  Section 5.1 Regulatory Approvals. To the extent required by applicable law and regulations, (i) all applicable state and federal regulatory authorities having jurisdiction over the approval of this transaction, to include, without limitation, the OCC, the FDIC, the FRB and the OTS, shall have approved this Agreement and the transactions contemplated by this Agreement without the imposition of any condition or conditions which in the reasonable opinion of the Buyer, are unduly burdensome; (ii) all required notices have been published and all applicable waiting periods, including those under the Hart Scott Rodino Act, if applicable, have expired.

                  Section 5.2 Performance of Agreements. Each of the Sellers shall have performed all of their respective conditions, duties and obligations contained in this Agreement required to be performed by each of them prior to the Closing and specifically shall have obtained (i) the resolution of the Board of Directors authorizing and approving this Agreement and submitting it to a vote of the GSI Shareholders for approval, and (ii) the valid approval by a majority of the Shares of Common Stock owned by the GSI Shareholders of this Agreement and of the Acquisition, as expeditiously as possible after the date this Agreement is fully executed by the Parties, in a manner sufficient to cause the provisions of 18 O.S. 1991, ss.1090.1 to be applicable to this Agreement and the Acquisition for all purposes, and shall have provided evidence to Buyer, in form reasonably satisfactory to Buyer, that such requisite Board of Directors' and GSI Shareholders' approvals have been properly obtained. In addition, GSI shall have evidenced, or be able to evidence to Buyer on the Closing Date, that each of the Benefit Plans will be on the Closing Date, or as expeditiously as possible thereafter, completely terminated in accordance with the requirements of Sections 1.14.12, 1.14.13 and 1.14.14, respectively, and of Section 4.9 of this Agreement, above. Each of the Directors shall be prepared to transfer and convey to Buyer all of the Shares and Stock Options which they own on the Closing Date in the manner required by this Agreement.

                  Section 5.3 Continued Accuracy of Representations and Warranties. The representations and warranties of GSI and of Guthrie Bank (considered individually and collectively) contained in Article II of this Agreement must have been accurate in all material respects as of the date of the execution of this Agreement and must be accurate in all material respects on and as of the Closing Date with the same effect as if made on that date, without giving effect to any supplement made to the Exhibits to this Agreement after the date of the execution of this Agreement.

                  Section 5.4 Delivery of Closing Certificate by GSI and Guthrie Bank. Buyer shall have received a certificate, dated the Closing Date, in form satisfactory to Buyer, of GSI and Guthrie Bank, respectively, executed on behalf of GSI by its President and on behalf of Guthrie Bank by its President and by its Chief Financial Officer, certifying to (i) the Purchase Price, less any and all deductions, and (ii) to the satisfaction of the conditions set forth in Sections 5.2, 5.3, 5.5, 5.9 and 5.10 of this Article V to the best of the signers' knowledge (the "GSI Closing Certificate").

                  Section 5.5 Absence of Material Adverse Changes. There shall have been no material adverse change in the business, assets, prospects or financial condition of GSI and its subsidiary bank, Guthrie Bank, taken as a whole since December 31, 1998 (which will include, without limitation, the resignations of more than two (2) of their key executive employees, i.e., Vice President or above of Guthrie Bank, from their employment, or such key executive employees giving clear indication to Buyer, GSI or Guthrie Bank that they intend to resign from such employment, on or before the Closing Date or shortly thereafter, in anticipation of, or as a result of, the consummation of the Acquisition), other than changes which are the result of changes in laws or regulations or other factors affecting banking institutions, in general, and except for changes not prohibited by this Agreement.

                  Section 5.6 Opinion of Counsel of GSI and Guthrie Bank. Buyer shall have received from counsel for GSI and Guthrie Bank an opinion of counsel, dated the Closing Date, in the form and substance set forth in Exhibit 1.14.9 to this Agreement. In rendering such opinion, counsel for GSI and Guthrie Bank may rely upon the opinion of qualified counsel, upon certificates of government officials and officers of GSI and Guthrie Bank, respectively, provided that such counsel states that such counsel reasonably believes that such counsel and Buyer may justifiably rely upon such other opinions and the accuracy of such certificates, and provided further that such other opinions and certificates are delivered to Buyer concurrently with such counsel's opinion.

                  Section 5.7 Report of Pension Benefit Consultants Retained by Buyer as to Each of the Benefit Plans. Buyer shall have received the evaluation and report of the pension benefit consultants of Buyer's choosing, addressed to GSI and Buyer, in form and substance satisfactory to Buyer, opining or finding that each of the Benefit Plans was properly and validly established, has been and is qualified as an employee benefit plan by the Internal Revenue Service, has been properly operated and maintained by GSI and Guthrie Bank until the Closing Date and is being properly terminated by GSI or Guthrie Bank, as the case may be, on the Closing Date, or as expeditiously thereafter as possible, in accordance with all applicable laws and regulations and the express terms and provisions of each of the Benefit Plans, and that such consultants, do not know, or have any reason to know, of any materially adverse tax consequences or other liabilities that may be incurred by GSI, Guthrie Bank or Buyer, respectively, by reason of the operation, maintenance and termination of any of the Benefit Plans (other than (i) any amounts reflected for any such liabilities on the Financial Statements of GSI and Guthrie Bank; (ii) any amounts ordinarily and customarily incurred with regard to the termination of such plans; and (iii) any amounts disclosed b Sellers to Buyer on Exhibit 5.7, which is attached hereto and by this reference made an integral part hereof).

                  Section 5.8 Environmental Audits Do Not Disclose the Existence of a Significant Hazardous Materials Problem. None of the Phase I or Phase II Environmental Audits to be obtained by GSI and Guthrie Bank and provided to Buyer pursuant to the requirements of Section 4.9, above, reveals the presence of Hazardous Materials, as defined above, or the violation of any Environmental Laws, as defined above, with regard to any of the real property owned by GSI or Guthrie Bank now, or in the immediately preceding five (5) year period of time, which would, in the reasonable opinion of Buyer, impose a material liability, or a material potential liability (legal or economic) to Buyer if the Acquisition was to be consummated.

                  Section 5.9 Absence of Litigation. There shall not be pending any action in any court of competent jurisdiction seeking to enjoin consummation of the transactions contemplated by this Agreement, or any action which, in the opinion of counsel for Buyer, after an independent review of readily available facts and applicable law, poses a significant risk of resulting in the divestiture by Buyer of GSI or Guthrie Bank, or any material portion of the assets of either GSI or Guthrie Bank, respectively, or otherwise threatens to materially impair the value of the assets of either GSI or Guthrie Bank, respectively, or poses the possible assessment of significant damages against or the imposition of any other materially adverse consequences upon GSI or Guthrie Bank.

                  Section 5.10 Third Party Consents. GSI and Guthrie Bank, respectively, as the case may be, shall have received the consent of all third parties who are subject to agreements with any of them and which agreement requires or purports to require the consent of the other or another party thereto to the transactions contemplated by this Agreement.

                  Section 5.11 Resignation of Directors and Officers. Buyer shall have received currently dated original, written resignations from all of the current Directors and officers of GSI and Guthrie Bank, respectively (effective on the Closing Date).

                  Section 5.12 Executive Officers' and Directors' Releases. Buyer shall have received the currently dated original Releases, in the form and substance set forth in Exhibit 1.13.10 to this Agreement, from each of the executive officers and each of the Directors of GSI and Guthrie Bank, respectively.

                                   ARTICLE VI

                            CONDITIONS TO OBLIGATIONS
                             OF GSI AND GUTHRIE BANK
                             -----------------------


                  The obligations of GSI and Guthrie Bank to complete the transactions provided for in this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions precedent by Buyer, provided that any such condition (other than those set forth in Section 6.3 below) may be waived by GSI or Guthrie Bank in writing.

                  Section 6.1 Performance of Agreements. Buyer shall have performed all conditions, duties and obligations contained in this Agreement required to be performed by it prior to the Closing Date, and shall be prepared to pay the Purchase Price, in full, to all of the GSI Shareholders and all of the Stock Option Holders on the Closing Date.

                  Section 6.2 Continued Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in Article III of this Agreement shall, be true and correct in all material respects on and as of the Closing Date with the same effect as if made on that date.

                  Section 6.3 Regulatory Approvals. To the extent required by applicable law and regulations, all applicable federal and state regulatory authorities, if any, to include, without limitation, the OCC, the FDIC, the FRB and the OTS, shall have approved this Agreement and the transactions contemplated by this Agreement, without the imposition of any condition or conditions which in the reasonable opinion of GSI are unduly burdensome and all applicable waiting periods have expired and all required notices have been published.

                  Section 6.4 Delivery of Buyer's Closing Certificate. GSI and Guthrie Bank shall have received a certificate, dated the Closing Date, of Buyer's President, certifying to (i) the Closing Date and the Effective Time;
(ii) the Purchase Price, less any and all deductions; and (iii) to the satisfaction of the conditions set forth in Sections 6.1, 6.2 and 6.5 of this
Article VI to the best of the signer's knowledge (the "Buyer's Closing Certificate").

                  Section 6.5 Absence of Litigation. There shall be no pending or threatened litigation or administrative proceeding seeking to restrain, prevent, rescind or change the terms of the transaction contemplated by this Agreement or to obtain damages in connection therewith or any preliminary injunction restraining such transactions.

                  Section 6.6 Approval of Acquisition by GSI Shareholders. The valid approval of this Agreement and of the Acquisition has been made by a majority of the Shares of Common Stock owned by the GSI Shareholders in the manner required by 18 O.S. 1991 ss. 1090.1, and by the applicable provisions of GSI's Certificate of Incorporation and By-Laws.

                  Section 6.7 Opinion of Counsel of Buyer. Sellers shall receive from counsel for Buyer an opinion of counsel, dated the Closing Date, substantially in the form set forth in Exhibit 1.13.6 to this Agreement. In rendering such opinion, counsel for Buyer may rely upon the opinion of qualified counsel, upon certificates of government officials and officers of Buyer, provided that such counsel states that such counsel reasonably believes that such counsel and Sellers may justifiably rely upon such other opinions and the accuracy of such certificates, and provided further that such other opinions and certificates are delivered to Sellers concurrently with such counsel's opinion.

                  Section 6.8 Fairness Opinion. GSI shall have received an opinion from Hovde dated no more than three (3) days prior to the date the proxy statement pertaining to the shareholder meeting to be held to vote on the Acquisition is mailed to the GSI Shareholders (and if it becomes necessary to resolicit proxies thereafter, dated no more than three (3) days prior to the date of any substantive amendment to that proxy statement), to the effect that, in Hovde's opinion, the consideration to be paid to the GSI Shareholders under this Agreement for the Acquisition of their Shares is fair to them from a financial point of view ("Hovde Fairness Opinion").

                                   ARTICLE VII

                   TERMINATION, AMENDMENT AND WAIVER; REMEDIES
                   -------------------------------------------

                  Section 7.1 Termination by Mutual Consent. This Agreement may be terminated prior to the Closing Date by the mutual written consent of the Buyer and GSI.

                  Section 7.2 Termination by Any Party. This Agreement may be terminated by either GSI or Buyer after (i) receipt of written notice of final denial by any regulatory authority having jurisdiction of the transactions contemplated hereby, or (ii) if a vote of the GSI Shareholders is taken and GSI Shareholders possessing a majority of the issued and outstanding stock of GSI fail to vote to approve the Acquisition at the meeting held for that purpose (or any adjournment or postponement thereof) in accordance with the requirements of 18 O.S. 1991, ss. 1090.1.

                  Section 7.3 Termination by Buyer. Buyer may terminate this Agreement by giving written notice to GSI (i) if any condition in Article V hereof which must be fulfilled shall not have been fulfilled on or before the date specified for the fulfillment thereof; provided, however, that such notice shall include a statement of the grounds thereof and GSI shall have twenty (20) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if GSI cures the events or conditions giving the rise to such grounds to the satisfaction of Buyer, Buyer shall not have any right to terminate this Agreement based upon such specified events or conditions. If Buyer does elect to terminate this Agreement, pursuant to this provision, and GSI is unable to timely cure such default or breach within the said twenty (20) day period, then, in such event, this Agreement shall be null, void and of no further force and effect and none of the Parties hereto shall have any further rights, duties or liabilities hereunder unless otherwise expressly provided in this Agreement, except as otherwise specifically provided by Sections 4.2.2, 8.1.1, 8.1.2 or 7.9 of this Agreement.

                  Section 7.4 Termination by GSI. GSI may terminate this Agreement by giving written notice to Buyer if any condition in Article VI hereof which must be fulfilled before GSI is obligated to consummate the transactions contemplated hereby shall not have been fulfilled on or before the date specified for the fulfillment thereof; provided, however, that such notice shall include a statement of the grounds thereof and Buyer shall have twenty
(20) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if Buyer cures the events or conditions giving rise to such grounds, GSI shall not have any right to terminate this Agreement based upon such events or conditions. If GSI does elect to terminate this Agreement, pursuant to this Section, and Buyer is unable to timely cure its breach or default within said twenty (20) day period of time, then, and in such event, this Agreement shall be null, void and of no further force and effect, and none of the Parties hereto shall have any further rights, duties or liabilities hereunder, except as otherwise specifically provided by Sections 4.2.2, 8.1.1, 8.1.2, or 7.8 of this Agreement, or by the Escrow Agreement.

                  Section 7.5 Termination by Expiration. If the transactions contemplated by this Agreement have not been consummated prior to December 31, 1999, any Party hereto may elect to terminate this Agreement by giving written notice to the other Party hereto; provided that this right to terminate shall not be available to any Party hereto whose failure to perform an obligation under the Agreement has been the cause of, or has resulted in, the failure of the transactions contemplated herein to be consummated by December 31, 1999.

                  Section 7.6 Amendment. This Agreement may be amended or modified in whole or in part at any time by an agreement in writing executed by all of the Parties hereto.

                  Section 7.7 Waiver. At any time prior to the Closing Date, any of the Parties to this Agreement may, on their own respective behalf:

                           7.7.1 waive any inaccuracies in the representations and warranties by the other Party contained herein or in any document delivered by the other Party pursuant hereto; or

                           7.7.2 waive compliance by the other Party with the covenants, agreements or conditions contained herein.

                  Any  agreement to such waiver shall be valid only if set forth
in  an  instrument  in  writing  executed  by  a  duly  authorized   officer  or
representative of the Party granting such waiver.

                  Section 7.8 Remedies Upon Buyer's Failure or Refusal to Consummate the

Acquisition. In the event of the failure or refusal of Buyer to consummate the Acquisition under this Agreement despite the full satisfaction of all of the conditions to Buyer's obligations to consummate the Acquisition as set forth in
Article V of the Agreement, other than as a result of a failure or refusal of the Sellers to comply in some material respect with the terms and conditions of this Agreement (in addition to Sellers' right to terminate this Agreement in accordance with Section 7.4, above, in such event), in those circumstances, Buyer and Sellers agree that Sellers will incur expenses related to the Acquisition contemplated by this Agreement and that it is extremely difficult and impracticable to ascertain the extent of the detriment to Sellers caused by the breach or default by Buyer under this Agreement and the failure on Buyer's part to consummate the Acquisition contemplated by this Agreement under such circumstances, or the amount of compensation which Sellers should receive as a result of Buyer's said failure or refusal to consummate the Acquisition under the foregoing circumstances. Therefore, Buyer and Sellers do hereby agree that a reasonable estimate of the total net detriment that Sellers would suffer in the event that Buyer fails and refuses to consummate the Acquisition under this Agreement under the circumstances set forth and described in the first sentence of this section, is and shall be, as Sellers' sole and exclusive remedy under this Agreement in such event (whether at law or in equity), an amount equal to the Earnest Money Deposit, which has been paid by the Buyer to the Escrow Agent pursuant to the terms and provisions of Section 1.11 of this Agreement and the Escrow Agreement, which said Earnest Money Deposit, in such event, shall be paid or disbursed to the Sellers by the Escrow Agent in accordance with the specific terms and conditions of the Escrow Agreement. Said amount of the Earnest Money Deposit shall be the full, agreed and liquidated damages for the failure or refusal of the Buyer to consummate the Acquisition under the circumstances described above in this Section, all other claims to damages or any other remedies of any kind or nature (legal or equitable) being herein expressly waived and relinquished by Sellers. The payment of such amount to Sellers as liquidated damages is not intended as a forfeiture or penalty, but rather is intended to constitute liquidated damages to Sellers for Buyer's failure or refusal to consummate the Acquisition under the circumstances described above in this section. Upon the failure or refusal of the Buyer to consummate the Acquisition on the grounds described above in this Section, this Agreement shall be terminated and none of the Parties hereto shall have any further rights or obligations hereunder, except as otherwise specifically provided by Sections 4.2.2, 8.1.1, 8.1.2 and this Section 7.8 of this Agreement and for the right of Sellers to collect such liquidated damages in the amount of the Earnest Money Deposit, plus all interest accrued thereon, from the Escrow Agent, to the extent not previously disbursed by the Escrow Agent to the Sellers in accordance with the Escrow Agreement.

                  Section 7.9 Remedies Upon Sellers' Failure or Refusal to Consummate the Acquisition. In the event of a failure or refusal of the Sellers to consummate the Acquisition under this Agreement despite the full satisfaction of all of the conditions to Sellers' obligations to consummate this Agreement as set forth in Article VI of the Agreement, other than as a result of a failure or refusal of the Buyer to comply in some material respect with the terms and conditions of this Agreement, the Buyer, as its sole and exclusive remedies, shall be entitled to either (i) terminate this Agreement pursuant to the provisions of Section 7.3, above, and, in such event, shall receive a prompt payment or distribution as a refund or return of the Earnest Money Deposit, together with all interest earned thereon, from the Escrow Agent; or (ii) enforce specific performance of this Agreement, in which event, Sellers agree that such equitable remedy will be necessary and appropriate for Buyer to seek and that in such event a legal remedy of damages would not be adequate to compensate Buyer for such a breach of this Agreement by Sellers under the circumstances described above in this Section 7.9. However, if a court considering the request for specific performance determines that both (i) a breach of this Agreement resulted from the exercise of the fiduciary duties of the board of directors of Sellers as advised by their counsel in connection with another acquisition proposal obtained in compliance with Section 4.6 of this Agreement following the approval of this Agreement by GSI Stockholders and (ii) specific performance would be inequitable to the GSI Stockholders because of their approval of this Agreement prior to the Sellers' consideration of another acquisition proposal, then specific performance will not be required. The foregoing remedies shall be the sole and exclusive remedies of Buyer in the event of Sellers' failure or refusal to consummate the Acquisition under the circumstances described above in this Section, except for those rights and obligations accorded to Buyer by Sections 4.2.2, 8.1.1, 8.1.2 and this Section 7.9 of this Agreement which shall specifically survive the termination of this Agreement.

                                  ARTICLE VIII

                      GENERAL AND MISCELLANEOUS PROVISIONS
                      ------------------------------------

                  Section 8.1  Confidentiality.

                           8.1.1 Buyer acknowledges and agrees that the information to be provided by GSI and Guthrie Bank to Buyer under this Agreement and with regard to the transactions contemplated by this Agreement will contain information, reports and financial data which are confidential in nature and the property of GSI and Guthrie Bank, as the case may be (the "Confidential Information"). Accordingly, Buyer agrees that it, and any of its directors, officers, attorneys, accountants, employees or other agents that are given access to the Confidential Information, agree to be bound by the terms and provisions of this Section 8.1 of the Agreement. In consideration of GSI and Guthrie Bank providing Buyer with the Confidential Information, Buyer agrees to keep the Confidential Information in strict confidence, except as otherwise provided by this Agreement, and in order to maintain its confidentiality, Buyer agrees that it will not use or allow the use for any purpose of any Confidential Information other than in connection with preparing, evaluating and performing the transaction to be consummated pursuant to this Agreement. Buyer will not disclose or allow disclosure to others of any of the Confidential Information, except as provided herein and except to officers, employees, directors, attorneys, accountants or agents of Buyer who are actively and directly participating in Buyer's work in connection with the consummation of the transaction contemplated by this Agreement and Buyer will use its best efforts to cause all such officers, employees, directors, attorneys, accountants or agents to observe the terms of this section. Finally, Buyer agrees not to make or allow to be made copies of any of the Confidential Information except as necessary to perform the work to be performed by Buyer in conjunction with its evaluating and consummating the transaction contemplated by this Agreement.

                           8.1.2 The  provisions  of this  Section  8.1 shall be
         inoperative as to particular portions of the Confidential Information if such information (i) becomes generally available to the public other than as a result of a disclosure by Buyer, its officers, directors, attorneys, accountants, employees or agents; (ii) was available to Buyer on a non-confidential basis prior to its disclosure to Buyer by GSI or Guthrie Bank, or their respective officers, employees, directors, accountants, counsel, agents, advisors or representatives,
         (iii) becomes available to Buyer on a non-confidential basis from a source other than GSI or Guthrie Bank, or their respective officers, employees, directors, accountants, counsel, agents, advisors or representatives, unless Buyer knows, after due inquiry, that such source is not entitled to make the disclosure of such information to it; or (iv) is disclosed to the OCC, FRB, OTS or FDIC, or any other federal or state regulatory authority having jurisdiction over Buyer, or GSI or Guthrie Bank, upon a proper and valid request being made therefor by such agency, or by Buyer, or Buyer's affiliate, LFC, or by GSI, with regard to any required securities filing made by LFC or GSI with the SEC, the American Stock Exchange, NASDAQ and/or the Oklahoma Securities Commission or with their respective public shareholders. The provisions of this Section 8.1 shall be binding upon Buyer and its directors, officers, employees, accountants, attorneys and agents for a period of two (2) years from May 1, 1999, or until the Closing Date, if the transaction contemplated by this Agreement is consummated, whichever shall first occur. If Buyer is requested by any court or governmental agency or authority (other than the aforesaid state or federal regulatory authorities) to disclose any of the Confidential Information, then it will provide GSI with prompt notice of such request or requirement. GSI may then either seek appropriate protective or other injunctive relief from all or part of such request or requirement or waive the Buyer's compliance with the provisions of this
         Section 8.1 pertaining to the Confidential Information so sought with respect to all or any part of such request or requirement to produce such Confidential Information. If, after GSI has had a reasonable opportunity to seek such protective or injunctive relief, GSI has failed to obtain such relief, and, in the opinion of Buyer's counsel, Buyer believes it is legally compelled to disclose any of the Confidential Information to such court, agency, arbitrator or authority, then Buyer may disclose that portion of the Confidential Information which its counsel advises it that it is so compelled to disclose. In no event will Buyer oppose any action by GSI to obtain injunctive or other appropriate protective relief and/or other reliable assurance that confidential treatment will be accorded to the Confidential Information disclosed to such court, agency, arbitrator or other authority in such instances.

                  Section 8.2 Entire Agreement. The terms and conditions of this Agreement (i) constitute the entire agreement and understanding between the Buyer, GSI and Guthrie Bank; (ii) supersede all prior agreements and understandings, written or oral, between the Buyer, GSI and Guthrie Bank; and
(iii) may not be modified or amended except by an instrument mutually executed and delivered by the Buyer, GSI and Guthrie Bank.

                  Section 8.3 Governing Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with federal law, to the extent applicable, and otherwise by the laws and decisions of the State of Oklahoma.

                  Section 8.4 Notices. Any notice or other communication required or permitted under this Agreement, or convenient to the Buyer, GSI or Guthrie Bank in the consummation of the transactions contemplated hereby, shall be deemed delivered when (i) three (3) days after deposited in a receptacle of the United States Postal Service, as registered or certified mail, return receipt requested, postage prepaid, (ii) sent by electronic facsimile transmission (if receipt is verified), (iii) personally delivered, or (iv) one
(1) day after received by an overnight courier service (which obtains a receipt evidencing delivery) and shall be addressed as follows:

(i)   If to the Directors,         William L. Cunningham, President
      GSI or Guthrie Bank:            and Chief Executive Officer
                                   Guthrie Savings, Inc. and
                                   Guthrie Federal Savings Bank
                                   120 North Division Street
                                   Guthrie, Oklahoma   73044-3241
                                   Telephone: (405) 282-2201
                                   Telecopy:  (405) 282-8637

      with a copy to:              Richard Fisch, Esq.
                                   Malizia, Spidi, Sloane & Fisch, P.C.
                                   One Franklin Square
                                   1301 "K" Street, N.W., Suite 700 East
                                   Washington, D.C.   20005
                                   Telephone: (202) 434-4660
                                   Telecopy:  (202) 434-4661

(ii)  If to Buyer:                 Edward A. Townsend, Chairman of the Board
                                     of Directors and Chief Executive Officer
                                   Local Oklahoma Bank, F.S.B.
                                   3601 N.W. 63rd Street
                                   Oklahoma City, OK  73116
                                   Telephone:  (405) 841-2100
                                   Facsimile:  (405) 841-2289

      with a copy to:              Michael R. Ford, Esq.
                                   Fellers, Snider, Blankenship,
                                     Bailey & Tippens
                                   Bank One Tower
                                   100 N. Broadway, Suite 1700
                                   Oklahoma City, OK   73102-8820
                                   Telephone:  (405) 232-0621
                                   Facsimile:  (405) 232-9659

                  Section 8.5 Successors. The terms and conditions hereof shall be binding upon and inure to the benefit of the respective successors, assigns, heirs and personal representatives of the Directors, GSI and Guthrie Bank and of the Buyer.

                  Section 8.6 Attorney Fees, Costs and Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall pay its own respective legal and accounting fees and all other expenses and fees incurred by it in connection with the transactions contemplated by this Agreement. Should either the Buyer, GSI or Guthrie Bank employ an attorney or attorneys to enforce any of the terms and conditions hereof, or to protect any right, title or interest created or evidenced hereby, the non-prevailing party in any action pursued in courts of competent jurisdiction shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party.

                  Section 8.7 Press Releases and Public Statements. No party to this Agreement shall make, issue or release any public announcement, statement or acknowledgment of the existence of, or publicly reveal the terms, conditions or the status of, the transactions provided for herein without first obtaining the consent to such announcement, statement, acknowledgment, or revelation from the other Parties hereto, provided, however, that Buyer, or its affiliates, or GSI, may make any such release or announcement which, in the opinion of counsel for the Buyer or GSI, respectively, is necessary or appropriate for Buyer, or its affiliates, or GSI, as the case may be, to make in order to comply with applicable laws or regulations, to include, without limitation, any such release, announcement or filing which Buyer, or its affiliate, LFC, or GSI, is required to make pursuant to the applicable provisions of federal or state securities laws, or the rules and requirements of the SEC, American Stock Exchange or NASDAQ.

                  Section 8.8 Survival of Representations and Warranties. If the Acquisition is consummated or this Agreement is terminated pursuant to Article VII, above, then, and in either such event, the representations and warranties made by GSI and Guthrie Bank in Article II and by Buyer in Article III, respectively, in this Agreement shall not survive the Closing Date hereunder.

                  Section 8.9 Assignment and Legal Effect. None of the Parties to this Agreement may assign any of their respective rights, obligations or duties under this Agreement to any other person without the prior written consent of all other Parties hereto. Any assignment in contravention of this provision shall be void. Anything in this Agreement to the contrary notwithstanding, the Parties hereto shall not be required to take any action under this Agreement which is found by the final decision of appropriate federal or state governmental authorities to be inconsistent or in conflict with applicable federal or state laws or regulations pertaining to any of the Parties hereto.

                  Section 8.10 No Third-Party Beneficiaries. Execution of this Agreement by the Parties hereto is not intended to and does not confer any benefits or rights on (contractually or otherwise) any person or entity not a party to this Agreement unless otherwise expressly stated herein.

                  Section 8.11 Time. Time is of the essence to the performance of the terms and conditions of this Agreement, provided, however, that if the final date of any period which is set for a time provision under this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States of America or the State of Oklahoma, in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

                  Section 8.12 Severability. If any of the terms and conditions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other of the terms and conditions hereof and the terms and conditions hereof shall be thereafter construed as if such invalid, illegal or unenforceable term or conditions had never been contained herein.

                  Section 8.13 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute one and the same instrument.

                  Section 8.14 Additional Acts. In addition to the acts and deeds recited herein and contemplated hereby to be performed, executed and/or delivered by them, each of GSI, Guthrie Bank and Buyer, hereby agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing hereunder and thereafter any and all such further acts, deeds and assurances as the Buyer or GSI may reasonably require to (i) invest in the Buyer the complete ownership of and clear title to all assets and stock of GSI and Guthrie Bank, and (ii) to consummate the Acquisition and all of the other transactions contemplated by this Agreement.

                  Section 8.15 Headings. The headings herein are for reference purposes only and shall not affect the meanings or interpretation of the terms and conditions of this Agreement.

                  Section 8.16 Interpretation. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice-versa.